AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 27, 2005


                                                  Registration No. 333-_________


                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                            -------------------------

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                            -------------------------


                   SUNWIN INTERNATIONAL NEUTRACEUTICALS, INC.
                 (Name of Small Business Issuer in Its Charter)


         Nevada                         6799                      56-2146925
-----------------------------      ---------------             ----------------
(State or Other Jurisdiction of  (Primary Standard Industrial  (I.R.S. Employer
Incorporation or Organization)     Classification Number)    Identification No.)


                                 6 Youpeng Road
                              Qufu, Shandong, China
                                 (86) 537-442999
          (Address and Telephone Number of Principal Executive Offices)
                            -------------------------

                                Ms. Dongdong Lin
                             Chief Executive Officer
                                 6 Youpeng Road
                              Qufu, Shandong, China
                                 (86) 537-442999
            (Name, Address and Telephone Number of Agent For Service)
                            -------------------------

                        Copies of all communications to:

                            James M. Schneider, Esq.
                        Schneider Weinberger & Beilly LLP
                      2200 Corporate Blvd., N.W., Suite 210
                              Boca Raton, FL 33431
                            Telephone: (561) 362-9595
                          Facsimile No. (561) 362-9612


Approximate Date of Proposed Sale to the Public: As soon as practicable after the effective date of this Registration Statement.


If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

                         CALCULATION OF REGISTRATION FEE


                                                                 Proposed                Proposed
   Title of Each                                                  Maximum                 Maximum
Class of Securities                   Amount to be            Offering Price             Aggregate               Amount of
  to be Registered                     Registered             Per Security(1)       Offering Price(1)       Registration Fee(1)
--------------------                 ---------------       ------------------       ------------------      -------------------

Common stock, par value                14,750,006                 $ .14                 $2,065,000                 $244
$.001 per share

Common stock, par value                14,000,000                 $ 0.15                $2,100,000                  248
$.001 per share (2)

Common stock, par value                 1,500,000                 $0.167                $  250,500                   31
$.001 per share (3)

   Total Registration Fee                                                                                          $523
                                                                                                                   ====



(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457, based upon the average of the bid and asked prices for the common stock on May 23, 2005.

(2) Includes 14,000,000 shares of common stock issuable upon the exercise of outstanding Class A Common Stock Purchase Warrants with an exercise price of $0.15 per share. Pursuant to Rule 416, there are also being registered such additional number of shares as may be issuable as a result of the anti-dilution provisions of the warrants.

(3) Includes 1,500,000 shares of common stock issuable upon the exercise of outstanding common stock purchase warrants with an exercise price of $0.167 per share. Pursuant to Rule 416, there are also being registered such additional number of shares as may be issuable as a result of the anti-dilution provisions of the warrants.


The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.


                       Subject to Completion May ___, 2005


PROSPECTUS


                   SUNWIN INTERNATIONAL NEUTRACEUTICALS, INC.

                        30,250,006 shares of common stock


         This prospectus covers the resale of a total of 30,250,006 shares being offered by selling security holders. Of the shares covered by this prospectus, 14,750,006 shares have been issued and 15,500,000 shares are issuable upon exercise of warrants with exercise prices ranging from $0.15 to $0.167 per share.

         We will not receive any proceeds from sales of shares by the selling security holders. The shares of common stock are being offered for sale by the selling security holders at prices established on the OTC Bulletin Board during the term of this offering. There are no minimum purchase requirements. These prices will fluctuate based on the demand for the shares of common stock.

         For a description of the plan of distribution of these shares, please see page 49 of this prospectus.

         Our common stock is quoted on the OTC Bulletin Board under the symbol "SUWN." On May 23, 2005 the last reported sale price for our common stock was $.14 per share.

         An investment in common stock involves a high degree of risk. See "Risk Factors" beginning on page 4.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                   The date of this prospectus is _____, 2005

                              ABOUT THIS PROSPECTUS

         You should only rely on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. Our business, financial condition, results of operations and prospectus may have changed since that date.

         When used in this prospectus, the terms "Sunwin," "we," and "us" refers to Sunwin International Neutraceuticals, Inc. an Nevada corporation, our subsidiary, Sunwin Tech Group, Inc., a Florida corporation, Sunwin Tech's majority owned subsidiary Qufu Natural Green Engineering Company, Limited ("Qufu") and QuFu's three wholly owned subsidiaries, Shengya Veterinery Medicine Co., Ltd (formerly known as Shangong Qufu Veterinary Medicine Plant), Shengyuan Herb Extraction Co., Ltd., and Qufu Chinese Medicine Factory.

         All per share information contained in this prospectus gives retroactive effect to the one for nine reverse split of our common stock effective March 3, 2003 and the six for one forward stock split of our common stock effective July 27, 2004.

                               PROSPECTUS SUMMARY

The Company

         We manufacture a group of neutraceuticals products in the People's Republic of China (PRC). Our operations are organized into three main product groups which include:

         * stevioside, a 100% natural sweetener which we extract from the leaves of the Stevia rebaudiana plant. We are one of the leading manufacturers of stevioside in the PRC. We sell this product on a wholesale basis to domestic food manufacturers and larger foreign trade companies which export the product to Japan, Korea and Southeast Asia,

         * a comprehensive group of veterinary medicines including both Traditional Chinese medicine and Western medicine, feed additives, feeds and disinfectors. These products are sold domestically on both a wholesale and retail basis to livestock and poultry farmers, retail veterinary product outlets and large scale cultivating business. We are one of the top 50 companies in this product category in the PRC, and

         * traditional Chinese medicine formula extracts which we sell on a wholesale basis to domestic Traditional Chinese medicine manufacturers and large animal pharmaceutical companies.

         We strive to work closely with consumers to provide a quality, value, and a hybrid mix of agricultural products and services that meet growing demand in the PRC. Our executive offices are located at 6 Youpeng Road, Qufu, Shandong, China, and our telephone number there is (86) 537-442999.

The Offering

         This prospectus covers the resale of a total of 30,250,006 shares of our common stock by selling security holders. Of those shares covered by this prospectus, 14,750,006 shares have been issued and are currently outstanding and the remaining 15,500,000 shares are issuable upon the exercise of outstanding common stock purchase warrants with exercise prices ranging from $0.15 to $0.167 per share. Selling security holders may resell their shares from time-to-time, including through broker-dealers, at prevailing market prices. We will not receive any proceeds from the resale of our shares by the selling security holders. We will pay all of the fees and expenses associated with registration of the shares covered by this prospectus.

Common Stock:

     Outstanding Prior to this Offering....43,367, 276 shares as of May 17, 2005

     Common Stock Reserved:  ..............15,500,000 shares issuable upon exercise of outstanding warrants with
                                           exercise prices ranging from $0.15
                                           to $0.167 per share, the resale of
                                           which is covered by this prospectus.

Selected Financial Data

         The following summary of our financial information for the years ended April 30, 2004 and 2003 has been derived from, and should be read in conjunction with, our audited financial statements included elsewhere in this prospectus. Information for the nine months ended January 31, 2005 and 2004 has been derived from, and should be read in conjunction with, our unaudited financial statements included elsewhere in this prospectus.

Income Statement:
                                    Nine Months Ended January 31,                    Years Ended April 30,
                                    -----------------------------                    ---------------------
                                      2005                     2004            2004                 2003
                                      ----                     ----            ----                 ----
                                               (unaudited)
Net revenues                          $ 9,163,681           $ 7,720,279    $10,887,670            $8,104,074
Gross profit                            2,887,343             2,490,940      3,137,849             2,636,188
Total operating expenses                1,956,366             1,158,497      2,164,105             1,318,300
Income from operations                    930,977             1,332,443        973,744             1,317,300
Other income (expense)                   (30,727)              (54,713)       (10,879)             (100,483)
Income before minority interest           511,104               856,079        610,152               802,016
Minority interest in income
  of subsidiary                         (158,017)             (171,216)      (144,842)             (165,673)
Net income                            $   353,087           $   684,863     $  465,310            $  636,343
Net income per share -
  basic and diluted                         $0.01                 $0.04          $0.03                 $0.04
Weighted common shares
   outstanding                         34,198,798            17,000,004     17,040,051            17,000,004



         Balance Sheet:

                                       January 31, 2005           April 30, 2004
                                      ----------------            --------------
                                        (unaudited)

         Cash                               $    670,506            $    543,078
         Working capital                    $  3,717,943            $  3,494,320
         Current assets                     $  7,443,623            $  8,137,646
         Total assets                       $ 10,191,584            $ 10,221,637
         Current liabilities                $  3,725,680            $  4,643,326
         Total liabilities                  $  3,855,970            $  4,773,616
         Total stockholders' equity         $  4,522,531            $  3,792,955

                                RISK FACTORS

         An investment in the securities offered hereby is speculative in nature and involves a high degree of risk. The following factors are believed by management to be all of the material risks that should be carefully considered by investors before purchasing our shares.

                          RISKS RELATED TO OUR BUSINESS

The management of our company is located in the PRC and we are materially dependent upon advisory services of a U.S. company.

            None of the current members of our management have any experience in U.S. public companies and these individuals are not fluent in English, except our recently appointed president. We have engaged China Direct Investments, Inc. to provide us with various advisory and consulting services, including U.S. business methods and compliance with SEC disclosure requirements. We selected China Direct Investments, Inc. to provide these services to us in part because its staff includes Chinese-speaking individuals with experience in the operation and regulatory framework applicable to U.S. public companies. Until such time as we are able to expand our board of directors to include English-speaking individuals who have experience with the operation and regulatory framework applicable to U.S. public companies, we are materially dependent upon our relationship with China Direct Investments, Inc. Our contract with that company expires in June 2005. If for any reason China Direct Investments, Inc. should fail to provide the contracted services at the anticipated levels or fails to extend its services and we have not added members to our board of directors with the requisite experience, the abilities of our board of directors to do business as a U.S. public company could be materially and adversely affected. In such instances, we may be unable to prepare and file reports as required by the Securities Exchange Act of 1934 on a timely basis which could lead to our common stock being removed from the OTCBB.

Certain agreements to which we are a party and which are material to our operations lack various legal protections which are customarily contained in similar contracts prepared in the United States.

            We are a Chinese company and all of our business and operations are conducted in China. We are a party to certain material contracts, including the planting agreements with the farmers who supply the stevia rebaudiana used in our products and the lease for our principal offices and manufacturing facility. While these contracts contain the basic business terms of the agreements between the parties, these contracts do not contain certain provisions which are customarily contained in similar contracts prepared in the U.S., such as representations and warranties of the parties, confidentiality and non-compete clauses, provisions outlining events of defaults, and termination and jurisdictional clauses. Because our material contracts omit these types of clauses, notwithstanding the differences in Chinese and U.S. laws we may not have the same legal protections as we would if the contracts contained these additional provisions. We anticipate that contracts we enter into in the future will likewise omit these types of legal protections. While we have not been subject to any adverse consequences as a result of the omission of these types of clauses, and we consider the contracts to which we are a party to contain all the material terms of our business arrangements with the other party, we cannot assure you that future events will not occur which could have been avoided if the contracts were prepared in conformity with U.S. standards, or what the impact, if any, of this hypothetical future events could have on our company.

We are materially reliant on revenues from our operations in the PRC. There are significant risks associated with doing business in the PRC which may cause you to lose your entire investment in our company.

            Currently, all of our revenues are derived from sale of herbs or traditional Chinese medicine formula extracts, stevioside and veterinary products to customers in the Peoples Republic of China (PRC). While our goal is to both expand our operations to countries outside the PRC, in the foreseeable future our growth and success will remain tied to our existing operations in the PRC. Therefore, a downturn or stagnation in the economic environment of the PRC could have a material adverse effect on our financial condition which could result in a significant loss of revenues and liquidity in future periods.

We cannot assure you that the current Chinese policies of economic reform will continue. Because of this uncertainty, there are significant economic risks associated with doing business in China.

            Although the majority of productive assets in China are owned by the Chinese government, in the past several years the government has implemented economic reform measures that emphasize decentralization and encourage private economic activity. In keeping with these economic reform policies, the PRC has been openly promoting business development in order to bring more business into the PRC. Because these economic reform measures may be inconsistent or ineffectual, there are no assurances that:

* the Chinese government will continue its pursuit of economic reform policies;
* the economic policies, even if pursued, will be successful;
* economic policies will not be significantly altered from time to time; and
* business operations in China will not become subject to the risk of nationalization.

         Even if the Chinese government continues its policies of economic reform, we may be unable to take advantage of these opportunities in a fashion that will provide financial benefit to our company. Our inability to sustain our operations in China at current levels could result in a significant reduction in our revenues which would result in escalating losses and liquidity concerns

         China's economy has experienced significant growth in the past decade, but such growth has been uneven across geographic and economic sectors and has recently been slowing. There can be no assurance that such growth will not continue to decrease or that any slow down will not have a negative effect on our business. The Chinese economy is also experiencing deflation which may continue in the future. We cannot assure you that we will be able to capitalize on these economic reforms, assuming the reforms continue. Given our material reliance on our operations in the PRC, any failure on our part to continue to take advance of the growth in the Chinese economy will have a materially adverse effect on our results of operations and liquidity in future periods.

We are subject to risks associated with the conversion of Chinese RMB into U.S. dollars.

         We generate revenue and incur expenses and liabilities in both Chinese renminbi (RMB) and U.S. dollars. Since 1994, the official exchange rate for the conversion of Chinese RMB to U.S. dollars has generally been stable and the Chinese RMB has appreciated slightly against the U.S. dollar. We have not entered into agreements or purchased instruments to hedge our exchange rate risks, although we may do so in the future. Our results of operations and financial condition may be affected by changes in the value of Chinese RMB and other currencies in which are earnings and obligations are denominated.

We may not have sufficient protection of certain of our intellectual property.

         We utilize certain technologies in the purification of raw material which are used in our products which are proprietary in nature. To protect our proprietary rights, we rely generally on confidentiality agreements with employees and third parties, and agreements with consultants, vendors and customers, although we have not signed such agreements in every case. Despite such protections, a third party could, without authorization, utilize our propriety technologies without our consent. The unauthorized use of this proprietary information by third parties could adversely affect our business and operations as well as any competitive advantage we may have in our market segment. We can give no assurance that our agreements with employees, consultants and others who participate in the production of our products will not be breached, or that we will have adequate remedies for any breach, or that our proprietary technologies will not otherwise become known or independently developed by competitors.

We have not voluntarily implemented various corporate governance measures, in the absence of which, stockholders may have reduced protections against interested director transactions, conflicts of interest and other matters.

         We are not subject to any law, rule or regulation requiring that we adopt any of the corporate governance measures that are required by the rules of national securities exchanges or Nasdaq such as independent directors and audit committees. It is possible that if we were to adopt some or all of the corporate governance measures, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions

We may be exposed to potential risks relating to our internal controls over financial reporting and our ability to have those controls attested to by our independent auditors.

         As directed by Section 404 of the Sarbanes-Oxley Act of 2002 ("SOX 404"), the Securities and Exchange Commission adopted rules requiring public companies to include a report of management on the company's internal controls over financial reporting in their annual reports, including Form 10-KSB. In addition, the independent registered public accounting firm auditing a company's financial statements must also attest to and report on management's assessment of the effectiveness of the company's internal controls over financial reporting as well as the operating effectiveness of the company's internal controls. We were not subject to these requirements for the fiscal year ended April 30, 2004. We are evaluating our internal control systems in order to allow our management to report on, and our independent auditors attest to, our internal controls, as a required part of our annual report on Form 10-KSB beginning with our report for the fiscal year ended April 30, 2006.

         While we expect to expend significant resources in developing the necessary documentation and testing procedures required by SOX 404, there is a risk that we will not comply with all of the requirements imposed thereby. At present, there is no precedent available with which to measure compliance adequacy. Accordingly, there can be no positive assurance that we will receive a positive attestation from our independent auditors.

         In the event we identify significant deficiencies or material weaknesses in our internal controls that we cannot remediate in a timely manner or we are unable to receive a positive attestation from our independent auditors with respect to our internal controls, investors and others may lose confidence in the reliability of our financial statements and our ability to obtain equity or debt financing could suffer.

                         RISKS RELATED TO THIS OFFERING

We will need to raise additional capital to expand our operations in future periods. If we cannot raise sufficient capital, our ability to implement our business strategies and continue to expand will be at risk.

         We want to build an additional manufacturing line and upgrade our manufacturing facilities and technologies, in order to expand our stevioside production. Based upon our preliminary estimates this will require capital and other expenditures of approximately USD $2 million to $3 million. We do not presently have sufficient working capital to fund the additional line and upgrade our manufacturing facilities and technologies, and we will need to raise additional working capital to complete this project. We do not presently have any external sources of capital and will in all likelihood raise the capital in a debt or equity offering. If we raise the necessary capital through the issuance of debt, this will result in increased interest expense. If we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of our company held by existing stockholders will be reduced and those stockholders may experience significant dilution. In addition, new securities may contain certain rights, preferences or privileges that are senior to those of our common stock. There can be no assurance that acceptable financing to fund this project can be obtained on suitable terms, if at all. Our ability to continue to implement our growth strategy could suffer if we are unable to raise the additional funds on acceptable terms which will have the effect of adversely affecting our ongoing operations and limiting our ability to increase our revenues in the future.

Provisions of our articles of incorporation and bylaws may delay or prevent a take-over which may not be in the best interests of our stockholders.

         Provisions of our articles of incorporation and bylaws may be deemed to have anti-takeover effects, which include when and by whom special meetings of our stockholders may be called, and may delay, defer or prevent a takeover attempt. In addition, certain provisions of the Nevada Revised Statutes also may be deemed to have certain anti-takeover effects which include that control of shares acquired in excess of certain specified thresholds will not possess any voting rights unless these voting rights are approved by a majority of a corporation's disinterested stockholders.

         In addition, our articles of incorporation authorize the issuance of up to 1,000,000 shares of preferred stock with such rights and preferences as may be determined from time to time by our Board of Directors, of which no shares are currently outstanding. Our Board of Directors may, without stockholder approval, issue preferred stock with dividends, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of our common stock.

Because our stock currently trades below $5.00 per share, and is quoted on the OTC Bulletin Board, our stock is considered a "penny stock" which can adversely affect its liquidity.

         As the trading price of our common stock is less than $5.00 per share, our common stock is considered a "penny stock," and trading in our common stock is subject to the requirements of Rule 15g-9 under the Securities Exchange Act of 1934. Under this rule, broker/dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements. The broker/dealer must make an individualized written suitability determination for the purchaser and receive the purchaser's written consent prior to the transaction.

         SEC regulations also require additional disclosure in connection with any trades involving a "penny stock," including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and its associated risks. These requirements severely limit the liquidity of securities in the secondary market because few broker or dealers are likely to undertake these compliance activities. In addition to the applicability of the penny stock rules, other risks associated with trading in penny stocks could also be price fluctuations and the lack of a liquid market.

This prospectus permits selling security holders to resell their shares. If they do so, the market price for our shares may fall and purchasers of our shares may be unable to resell them.

         This prospectus includes 30,250,006 shares being offered by existing stockholders, including 15,500,000 shares issuable upon the exercise of outstanding common stock purchase warrants exercisable at prices ranging from $0.15 to $0.167 per share. To the extent that these shares are sold into the market for our shares, there may be an oversupply of shares and an undersupply of purchasers. If this occurs the market price for our shares may decline significantly and investors may be unable to sell their shares at a profit, or at all.

         We cannot predict whether we will successfully effectuate our current business plan. Each prospective purchaser is encouraged to carefully analyze the risks and merits of an investment in the Shares and should take into consideration when making such analysis, among others, the Risk Factors discussed above.

                                 USE OF PROCEEDS

         We will not receive any proceeds upon the sale of shares by the selling security holders. Any proceeds that we receive from the exercise of the outstanding common stock purchase warrants will be used by us for general working capital. The actual allocation of proceeds realized from the exercise of the warrants will depend upon the amount and timing of such exercises, our operating revenues and cash position at such time and our working capital requirements. There can be no assurances that any of the outstanding warrants will be exercised. Pending utilization of the proceeds we may receive from the exercise of the warrants, the will be deposited in interest bearing accounts or invested in money market instruments, government obligations, certificates of deposits or similar short-term investment grade interest bearing investments.

                   MARKET FOR COMMON STOCK AND DIVIDEND POLICY

         Our common stock has been quoted on the OTCBB since November 13, 2002, originally under the symbol "NUSA" which was changed to "SUWN" on July 28, 2004 following the name change of our company. The following table sets forth the high and low closing sale prices for our common stock as reported on the OTCBB for the following periods. These prices do not include retail mark-ups, markdowns or commissions, and may not necessarily represent actual transactions.

                                                             High            Low

         Fiscal 2003

         November 13, 2002 through January 31, 2003          $ 0.72      $  0.03
         February 1, 2003 through April 30, 2003             $0.833      $ 0.022

         Fiscal 2004

         May 1, 2003 through July 31, 2003                    $0.50      $0.1083
         August 1, 2003 through October 31, 2003              $0.25      $0.1083
         November 1, 2003 through January 31, 2004            $0.2083    $0.1417
         February 1, 2004 through April 30, 2004              $0.2083    $  0.10

         Fiscal 2005

         May 1, 2004 through July 31, 2004                    $0.74        $0.17
         August 1, 2004 through October 31, 2004              $0.74        $0.25
         November 1, 2004 through January 31, 2005            $0.27        $0.12

                  On May 23 2005, the last reported sale prices of the common stock on OTCBB was $.14 per share. As of May 17, 2005 there were approximately 763 stockholders of record of the common stock.

Dividends

         We have never paid cash dividends on our common stock. We intend to keep future earnings, if any, to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. Our future payment of dividends will depend on our earnings, capital requirements, expansion plans, financial condition and other relevant factors. Our retained earnings deficit currently limits our ability to pay dividends. Under Nevada law, we are prohibited from paying dividends if the distribution would result in our company not be able to pay its debts as they become due in the usual course of business or if our total assets would be less than the sum of our total liabilities plus the amount that would be needed, we were to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution.

SEC "Penny Stock" Rules

         The Securities and Exchange Commission has adopted regulations which generally define a "penny stock" to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a "penny stock". A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of these securities. In addition he must receive the purchaser's written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the "penny stock" rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them.

                           FORWARD-LOOKING STATEMENTS

         This prospectus, including the Management's Discussion and Analysis or Plan of Operation, contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities and Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements are subject to risks and uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. You should not unduly rely on these statements. Our forward-looking statements in this prospectus are not protected by the safe harbor provisions of
Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities and Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended.

         Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "project," "contemplate," "would," "should," "could," or "may."

         With respect to any forward-looking statement that includes a statement of its underlying assumptions or bases, we believe such assumptions or bases to be reasonable and have formed them in good faith, assumed facts or bases almost always vary from actual results, and the differences between assumed facts or bases and actual results can be material depending on the circumstances. When, in any forward-looking statement, we express an expectation or belief as to future results, that expectation or belief is expressed in good faith and is believed to have a reasonable basis, but there can be no assurance that the stated expectation or belief will result or be achieved or accomplished. All subsequent written and oral forward-looking statements attributable to us, or anyone acting on our behalf, are expressly qualified in their entirety by the cautionary statements. We do not undertake any obligations to publicly release any revisions to any forward-looking statements to reflect events or circumstances after the date of this report or to reflect unanticipated events that may occur.

         Factors that may cause our actual results to differ materially from those described in forward-looking statements include the risks discussed elsewhere in this prospectus under the caption "Risk Factors".

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                              OR PLAN OF OPERATION

         The following analysis of our consolidated financial condition and results of operations for the years ended April 30, 2004 and 2003 and the nine months ended January 31, 2005 and 2004 (unaudited), should be read in conjunction with the consolidated financial statements, including footnotes, and other information presented elsewhere in this prospectus.

Overview

     Effective February 1, 2004 Sunwin Tech entered into a stock purchase agreement with Shandong Shengwang Pharmaceutical Corporation, Limited, a corporation that, at that time, was a 90% shareholder of Qufu. Under this agreement, Sunwin Tech acquired 80% of the capital stock of Qufu in exchange for 100% of its capital stock which had a fair market value of $95,000. In April 2004 we acquired 100% of Sunwin Tech in exchange for approximately 17,000,000 shares of our common stock which resulted in a change of control of our company. The transaction has been accounted for as a reverse acquisition under the purchase method for business combinations. The combination of the two companies is recorded as a recapitalization of Qufu and we are treated as the continuing entity.

         Though our subsidiaries we manufacturer and sell neutraceutical products which can be classified into three main product groups including stevioside, a 100% natural sweetener, veterinary medicines and animal feed additives, and traditional Chinese medicine formula extracts. All of our business and operations are located in the PRC.

         The majority of our revenues are derived from our stevioside product, and our principal customers for this product are located in China and Japan where it is approved for use both as a food additive as well as a nutritional supplement. This product group represents approximately 48.7% of our total revenues. China has grown into the world's largest exporting company of stevioside, with volume exceeding 80% of the world's supply. We believe that we are one of the top three companies in China manufacturing stevioside. Our ability, however, to expand our revenues from the sale of stevioside is limited as the product is not approved for use as a food additive in most Western countries, including the United States, Canada and the European Union.

         We also manufacture and sell a comprehensive group of veterinary medicines including seven series of more than 200 products. These veterinary medicines include both traditional Chinese medicine and Western medicine, feed additives, feeds and disinfectors. We are a leading advocator of preparing animal medicine from Chinese herbs, especially antivius and feed additives. We are concentrating our efforts in this product category on developing and producing medicines which are relevant to the needs of the animal stock industry in the PRC, and developing special veterinary medicines made from pure traditional Chinese medicines or combining traditional Chinese medicine with Western medicine. This product group represents approximately 24.6% of our total revenues. Our last product group includes the manufacture and sale of traditional Chinese medicines formula extracts that are used in products made for use by both humans and animals. This product group represents approximately 26.7% of out total revenues.

         Our ability to significantly increase our revenues in any of these groups faces a number of challenges. In addition to the existing laws which limit the sale of stevioside to Western countries, the other two product groups operate in highly competitive environments. We estimate that there are more than 50,000 companies in China selling animal medicines and more than 200 companies in China that produce Chinese traditional medicines and extracts and refined chemical products. Our sale of products in these two product groups are concentrated on domestic customers therefore our ability to expand our revenues in these product groups is limited to a certain extent by economic conditions in the PRC. In addition, because we are dependent upon raw materials which are farmed, our ability to produce our products and compete in our markets is also subject to risks including weather and similar events which may reduce the amount of raw materials we are able to purchase from farmers as well as increased competition or market pressure which may result in reduced prices for our products.

         Even though we are a U.S. company, because all of our operations are located in the PRC, we face certain risks associated with doing business in that country. These risks include risks associated with the ongoing transition from state business ownership to privatization, operating in a cash-based economy, dealing with inconsistent government policies, unexpected changes in regulatory requirements, export restrictions, tariffs and other trade barriers, challenges in staffing and managing operations in a communist country, differences in technology standards, employment laws and business practices, longer payment cycles and problems in collecting accounts receivable, changes in currency exchange rates and currency exchange controls. We are unable to control the vast majority of these risks associated both with our operations and the country in which they are located and these risks could result in significant declines in our revenues and adversely effect our ability to continue as a going concern.

Foreign Exchange Considerations

         Because revenues from our operations in the PRC accounted for 100% of our consolidated net revenues for the fiscal year ended April 30, 2004 and for the nine months ended January 31, 2005, how we report net revenues from our PRC-based operations is of particular importance to understanding our financial statements. Transactions and balances originally denominated in U.S. dollars are presented at their original amounts. Transactions and balances in other currencies are converted into U.S. dollars in accordance with Statement of Financial Accounting Standards (SFAS) No. 52, "Foreign Currency Translation," and are included in determining net income or loss. For foreign operations with the local currency as the functional currency, assets and liabilities are translated from the local currencies into U.S. dollars at the exchange rate prevailing at the respective balance sheet date. Revenues and expenses are translated at weighted average exchange rates for the period to approximate translation at the exchange rates prevailing at the dates those elements are recognized in the financial statements. Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining comprehensive loss.

         The functional currency of our Chinese subsidiaries is the Chinese RMB, the local currency. The financial statements of the subsidiaries are translated to U.S. dollars using year-end rates of exchange for assets and liabilities, and average rates of exchange for the period for revenues, costs, and expenses. Net gains and losses resulting from foreign exchange transactions are included in the consolidated statements of operations and were not material during the periods presented. The cumulative translation adjustment and effect of exchange rate changes on cash at January 31, 2005 was not material.

Critical Accounting Policies

         The discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

         A summary of significant accounting policies is included in Note 1 to the audited consolidated financial statements included Form 10-KSB as filed with the Securities and Exchange Commission for the year ended April 30, 2004. Management believes that the application of these policies on a consistent basis enables us to provide useful and reliable financial information about the company's operating results and financial condition.

         We record property and equipment at cost. Depreciation and amortization are provided using the straight-line method over the estimated economic lives of the assets, which are from five to ten years. Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

         We account for stock options issued to employees in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. As such, compensation cost is measured on the date of grant as the excess of the current market price of the underlying stock over the exercise price. Such compensation amounts, if any, are amortized over the respective vesting periods of the option grant. We adopted the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation" and SFAS 148, "Accounting for Stock-Based Compensation -Transition and Disclosure", which permits entities to provide pro forma net income (loss) and pro forma earnings (loss) per share disclosures for employee stock option grants as if the fair-valued based method defined in SFAS No. 123 had been applied. We account for stock options and stock issued to non-employees for goods or services in accordance with the fair value method of SFAS 123.

         We follow the guidance of the Securities and Exchange Commission's Staff Accounting Bulletin 104 for revenue recognition. In general, we record revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured. Our revenues from the sale of products are recorded when the goods are shipped, title passes, and collectibility is reasonably assured.


Results Of Operations

Nine months ended January 31, 2005 as compared to nine months ended January 31, 2004

         For the nine months ended January 31, 2005, our revenues were $9,163,681 as compared to $7,720,279 for the nine months ended January 31, 2004, an increase of $1,443,402 or approximately 18.7%. We attribute this increase in net revenues to an increase in revenues from the manufacture and sale of our Chinese medicine offset by a decrease in the sale of our animal medicine products and decrease in the sale of our natural sweetener, stevioside. We anticipate that our net revenues will continue to increase in fiscal 2005 from amounts reported in fiscal 2004.

         For the nine months ended January 31, 2005, cost of sales amounted to $6,276,338 or 68.5% of net revenues as compared to cost of sales of $5,229,339 or 67.7% of net revenues for the nine months ended January 31, 2004, a percentage increase of 1.2%. This increase resulted from an increase in the dollar amount of revenue. Additionally, we experienced an increase in raw material costs and overhead costs such as utilities during the nine months ended January 31, 2005 as compared to the nine months ended January 31, 2004.

         Gross profit for the nine months ended January 31, 2005 was $2,887,343 or 31.5% of revenues, as compared to $2,490,940, or 32.3% of revenues for the nine months ended January 31, 2004.

         For the nine months ended January 31, 2005, total operating expenses were $1,956,366 as compared to $1,158,497 for the nine months ended January 31, 2004, an increase of $797,869 or 68.9%.

         Included in this increase was:

         * For the nine months ended January 31, 2005, we recorded non-cash compensation expense of $220,000 and non-cash professional fees of $30,000 as compared to $0 for the nine months ended January 31, 2004, an increase of $250,000 or 100%. This amount represented the value of shares of our common stock we issued as compensation for consulting services and professional services being rendered to us. While we anticipate that we will enter into similar agreements during fiscal 2005, we cannot predict the amount of expense which will be attributable to such agreements;

         * For the nine months ended January 31, 2005, selling expenses amounted to $987,267 as compared to $712,830 for the nine months ended January 31, 2004, an increase of $274,437 or 38.5%. This increase is attributable to increased shipping costs, local tax costs and commissions associated with our increased revenues. We expect out selling expenses to increase as our revenues increase and expect to spend increased funds on adverting and promotion of our products.

         * For the nine months ended January 31, 2005, general and administrative expenses were $749,099 as compared to $445,667 for the nine months ended January 31, 2004, an increase of $303,432, or 68%. The increase is primarily attributable to an increase of approximately $45,000 in repairs and maintenance and retooling expense associated with the upgrade of our manufacturing facilities in order to meet new government manufacturing standards in our industry. We expect this expense to decrease in the future since these upgrades will be completed by February 2005. Additionally, we experienced an increase in professional fees of $55,000 related to our corporate SEC filings and an overall increase in general and administrative expenses such as salaries and rent associated with an increase in operations.

         For the nine months ended January 31, 2005, other income amounted to $24,881 as compared to other expenses of $(221) for the nine months ended January 31, 2004. Other income for the nine months ended January 31, 2005 was associated with income recognized from the collection of value-added taxes on certain of our products which we receive a tax credit.

         For the nine months ended January 31, 2005, interest expense was $55,608 as compared to $54,492 for the nine months ended January 31, 2004.

         Our income before minority interest decreased by $344,975 or 40% to $511,104 for the nine months ended January 31, 2005 as compared to $856,079 for the nine months ended January 31, 2004 primarily as a result of an approximate 0.8% decrease in our gross profit margins for the nine months ended January 31, 2005 from 2004 period, together with the increase in total operating expense described above.

         For the nine months ended January 31, 2005, we reported a minority interest in income of subsidiary (Qufu) of $158,017 as compared to $171,216 for the nine months ended January 31, 2004. The minority interest in income of subsidiary is attributable to Qufu, which we allocate to our minority stockholders, had the effect of reducing our net income.

         As a result of these factors, we reported net income of $353,087 or $.01 per share for the nine months ended January 31, 2005 as compared to net income of $684,863 or $.04 per share for the nine months ended January 31, 2004.

         Fiscal 2004 as compared to fiscal 2003

         For the year ended April 30, 2004, our revenues were $10,887,670 as compared to $8,104,074 fore the year ended April 30, 2003, an increase of $2,783,596 or approximately 34.3%. We attribute this increase in net revenues to an increase in revenues from the manufacture and sale of stevioside which are rebounding from a decline in fiscal 2003 due primarily to the overall economic decline in China as a result of the SARS outbreak. We anticipate that our net revenues will continue to increase in fiscal 2005 from amounts reported in fiscal 2004.

         For the year ended April 30, 2004, cost of sales amounted to $7,749,821 or 71.2% of net revenues as compared to cost of sales of $5,467,886 or 67.5% of net revenues for the year ended April 30, 2003, 2003, an increase of 3.7%. This increase resulted from an increase in the dollar amount of revenue. Additionally, we experienced an increase in raw material costs and overhead costs such as utilities during fiscal 2004.

         Gross profit for the year ended April 30, 2004 was $3,137,849 or 28.8% of revenues, as compared to $2,636,188, or 32.5% of revenues for the year ended April 30, 2003.

         For the year ended April 30, 2004, total operating expenses were $2,164,105 as compared to $1,318,888 for the year ended April 30, 2003, an increase of $845,217, or approximately 64.1%. Included in this increase was:

         * For the year ended April 30, 2004, we recorded non-cash compensation expense of $112,500 as compared to $0 for the year ended April 30, 2003, an increase of $112,500 or 100%. This amount represented the value of shares of our common stock we issued as compensation for consulting services being rendered to us. In addition to this expense recognized in fiscal 2004 related to these consulting agreements, we have deferred consulting expenses of an additional $100,000 which will be recognized over the term of the agreements. While we anticipate that we will enter into similar agreements during fiscal 2005, we cannot predict the amount of expense which will be attributable to such agreements;

         * For the year ended April 30, 2004, selling expenses amounted to $1,007,466 as compared to $857,655 for the year ended April 30, 2003, an increase of $149,811, or approximately 17.5%. This increase is attributable to increased shipping costs and local tax costs associated with our increased revenues. Additionally, in fiscal 2004, we increased our advertising and promotions spending. We expect out selling expenses to increase as our revenues increase and expect to spend increased funds on adverting and promotion of our products.

         * For the year ended April 30, 2004, general and administrative expenses were $1,044,139 as compared to $461,233 for the year ended April 30, 2003, an increase of $582,906, or approximately 126%. The increase is primarily attributable to an increase of approximately $342,000 in repairs and maintenance and retooling expense associated with the upgrade of our manufacturing facilities in order to meet new government manufacturing standards in our industry. We expect this expense to decrease in the future since these upgrades will be completed by October 2004. Additionally, we experienced an overall increase in general and administrative expenses associated with an increase in operations.

         For fiscal 2004, other income (expenses) decreased by $89,604 or approximately 89% as compared to fiscal 2003. Included in this decrease was an increase of $44,364, or approximately 1113%, in other income associated with income recognized from the collection of value-added taxes on certain of our products which we receive a tax credit offset by a decrease of $45,240, or approximately 43%, in interest expense. In fiscal 2003, we incurred certain costs associated with our loans which we did not incur in fiscal 2004.

         Our income before minority interest decreased $191,864, or approximately 24%, for fiscal 2004 from fiscal 2003 primarily as a result of an approximate 3.7% decrease in our gross profit margins in fiscal 2004 from fiscal 2003, together with the increase in total operating expense described above.

         For fiscal 2004, we reported a minority interest in income of subsidiary (Qufu) of $144,842, a decrease of $20,831, or approximately 12.6%, from fiscal 2003. The minority interest in income of subsidiary, which represents 24% of our income before minority interest attributable to Qufu which is allocated to its minority stockholders, had the effect of reducing our income before income taxes.

Liquidity And Capital Resources

         At January 31, 2005 we had working capital of $2,981,318 and cash and cash equivalents of $670,506. At January 31, 2005, our cash position by geographic area is as follows:

         United States     $              -
         China                      670,506
                                    -------
         Total             $        670,506
                                    =======

         We raised cash proceeds of $120,000 from the sale our common stock.

         Net cash provided by operating activities for the nine months ended January 31, 2005 was $1,612,599 as compared to $1,218,341 for the nine months ended January 31, 2004. For the nine months ended January 31, 2005, cash provided by operations consisted of cash received from net income of $353,087 and the add-back of non-cash items such as stock-based compensation of $250,000, depreciation and amortization expense of $168,895, and minority interest of $158,017 as well as changes in assets and liabilities of $691,682. For the nine months ended January 31, 2004, cash provided by operations consisted of cash received from net income of $684,863 and the add-back of non-cash items such as depreciation and amortization expense of $179,386 and minority interest of $171,215 as well as changes in assets and liabilities of $182,877.

         Net cash used in investing activities for the nine months ended January 31, 2005 was $844,942 as compared to net cash used in investing activities of $883,553 for the nine months ended January 31, 2004, a decrease of $38,611 related to capital expenditures for the acquisition of manufacturing equipment.

         Net cash used in financing activities for the nine months ended January 31, 2005 was $640,229 as compared to net cash used in financing activities for the nine months ended January 31, 2004 of $301,329. For the nine months ended January 31, 2005, we received cash from the sale of common stock of $120,000 offset by the repayment of loans of $760,229. For the nine months ended January 31, 2004, we used proceeds to pay loans payable of $301,329.

         We currently have no material commitments for capital expenditures.

         As described elsewhere herein, while we have sufficient funds to conduct our business and operations as they are currently undertaken, we want to build an additional manufacturing line and upgrade our facilities and technologies in order to expand our stevioside production. We have already spent $500,000 on constructing a new building to house the additional manufacturing line. Based upon our preliminary estimates additional capital and other expenditures will be required in the amount of approximately USD $2 million to $3 million. We do not presently have sufficient working capital to fund this project and we will need to raise additional working capital to complete this project. We do not presently have any external sources of capital and will in all likelihood raise the capital in a debt or equity offering. There can be no assurance that acceptable financing to fund this project can be obtained on suitable terms, if at all. Our ability to continue to implement our growth strategy could suffer if we are unable to raise the additional funds on acceptable terms which will have the effect of adversely affecting our ongoing operations and limiting our ability to increase our revenues in the future.

                                    BUSINESS


         We sell stevioside, a natural sweetener, veterinary products and herbs used in traditional Chinese medicine in the People's Republic of China (PRC or China). All of our operations are located in the PRC. As an industry leader in agricultural processing, we have built an integrated firm with the sourcing and production capabilities to meet the needs of our customers. The Sunwin family works closely with consumers to provide a quality, value, and a hybrid mix of agricultural products and services that meet growing demand.

         Our operations are organized into three main product groups:

         *  Stevioside - a natural sweetener,

         *  Veterinary medicines; and

         *  Traditional Chinese medicine formula extracts.

         Stevioside - a natural sweetener

         We manufacture and sell stevioside, a 100% natural sweetener which is extracted from the leaves of the Stevia rebaudiana plant, a green herb plant of the Aster/Chrysanthemum family. For the nine months ended January 31, 2005 revenues from this product group represented approximately 48.7% of our total net revenues.

         We are one of the leading manufacturers of stevioside in the PRC. We have been engaged in the continuous production of stevioside since 1998. Our present capacity is approximately 200 tons annually, which will be increased to approximately 300 tons annually in July 2005 following the completion of ongoing expansion of our manufacturing facilities, which will then account for approximately one sixth of the total capacity of the top 10 stevioside manufacturers in the PRC.

         We are a perennial member of China Stevia Association. The association seeks to contribute its efforts, and the strength of its members to harmonize the relationships among other participants of this industry, to promote the technology innovation, to supervise the quality control, to set self-discipline market prices, to assist the association to set long-term goals, industrial policy and technical standard.

         The leaves of the Stevia rebaudiana plant have been used for centuries to sweeten bitter beverages and to make tea in the plant's native Paraguay. In 1931 French chemists extracted the compounds which give stevia its sweet taste. These extracts, called steviosides, were found to be 250 to 300 times sweeter than sucrose (ordinary table sugar). Stevioside, the major sweetener present in the leaf and stem tissue of the stevia rebaudiana plant, was first seriously considered as a sugar substitute in the early 1970's by a Japanese consortium formed for the purpose of commercializing stevioside and stevia extracts.

         Stevia is grown commercially in Brazil, Paraguay, Uruguay, Central America, Israel, Thailand and China. The Stevia rebaudiana plant was first introduced to China in 1977 and wide planting of stevia started in the mid-1980's. There are two major species of stevia grown in China; one is cultured by Chinese researchers and the other was introduced from Japan. China has grown into the world's largest exporting country of stevioside, with a volume exceeding 80% of the overall amount of stevioside used in the world. Most stevioside is exported by Chinese manufacturers, primarily to Japan and South Korea. Japan consumes more stevia than any other country and it is estimated that stevia accounts for 40% of the sweetener market in Japan.

         We believe that the worldwide demand for healthy sugar is rising, and we estimated that the demand for stevioside in recent years is increasing at a rate of 15% to 20% every year. In 2002, worldwide demand for stevioside exceeded 1,200 tons and China supplied more than 1,000 tons, accounting for 80% of worldwide consumption of stevioside. In 2003, as a result of the overall economic decline in China due mainlyto the SARS outbreak, our production and sales of stevioside decreased to 176 tons, however, during 2004 the production recovered to the approximate sales levels of 2002. In 2004, our stevioside production reached 150 tons, accounting for approximately 8.3% of the global production.

         The use of stevioside

         Generally, no large scale mechanized production has been established and stevia sweeteners are not yet found in mainstream food products in most countries of the world. Progress towards large scale commercialization has been slow, largely due to difficulties in producing the crop, the poor quality of stevia extracts and the absence of regulatory approvals essential for stevia sweeteners in the North American and European markets.

         While stevioside has been sanctioned by the Ministry of Health of China to be used as a food additive, and is listed in the Sanitation Standard of Food Additives (GB2760), the number of countries in the world which permit the use of stevioside as a food additive is limited. At present Japan, Korea, China, Taiwan, Indonesia, Israel, German Brazil and Paraguay permit the use of stevioside as a sweetener and food additive. In these countries stevioside may be used in a wide variety of products including soft drinks, Japanese-style processed vegetable products, tabletop sweeteners, confectioneries, fruit products and processed seafood products. The number of countries, however, which do not permit the use of stevioside as a food additive include most Western nations.

         While stevioside may be used as a dietary supplement in the U.S. since the mid-1980's the United States Food and Drug Administration (FDA) has labeled stevia as an "unsafe food additive." The FDA's position is that available toxicological information on stevia is inadequate to demonstrate its safety as a food additive or to affirm its status as generally recognized as safe. When sold as a dietary supplement, dietary ingredients, including stevia, are not subject to the food additive regulations of the FDA.

         Canada and Australia also permit the use of stevioside as a dietary supplement but not as +a food additive. In 1999, the Canadian Food Inspection Agency, the equivalent of the FDA, issued a notice of detention to companies in Canada who attempt to move, sell or dispose of stevia products. Stevia is also not approved for use in the European Union, Singapore or Hong Kong.

         The Joint FAO/WHO Expert Committee on Food Additives is an international scientific committee that is administered by the Food and Agriculture Organization of the United Nations (FAO) and the World Health Organization (WHO). Since 1956 the committee has evaluated the use of food additives as well as other food hazards and is recognized as an international authority in the risk assessment of food hazards. In 1998 the committee conducted an evaluation of the safety of stevioside. As a result of incompleteness in search findings, the committee has not yet reached a conclusion as to the safety of stevioside as a food additive. In addition, the committee could not allocate an acceptable daily intake to stevioside because of the shortcomings of the research findings. The committee recommended that new studies should be performed before re-reviewing the toxicity of stevioside and asked that additional information regarding the pharmacological effects of stevioside on humans be provided by 2007.

         In 1999 the Scientific Committee on Food of the European Commission (now the European Union), citing both the findings of the Joint FAO/WHO Expert Committee on Food Additives and its own conclusions that additional studies on the safety of stevioside are needed, issued its opinion that stevioside is not acceptable as a sweetener on the then presently available data. Countries in both Central America and South America generally adhere to the European Union's guidelines as do the countries of the European Union.

         In response to the request by the European Commission for more research on the safety of stevioside, in 2003 Professors Jan Geuns of the Laboratory for Functional Biology and Johan Buyse of the Laboratory of Physiology and Immunology of Domestic Animals of the Katholieke Universiteit Leuven in Belgium set up the European Stevia Research Centre at K.U. Leuven in order to coordinate research on stevia and stevioside. One of the centre's goals is to develop a European quality label for stevioside which would hopefully lead to the eventual lifting of the European ban on stevioside. The European Stevia Research Centre held the first international symposium on the safety of stevioside in April 2004. Foreign specialists and K.U. Leuven scientists were invited to give an overview of the recent stevioside research. The proceeding of the symposium reached the general conclusion that the use of stevioside as a sweetener is safe. It is presently unknown, however, if or when the European Union will alter its initial findings and determine that the use of stevioside as a food additive is safe for humans.

         Our customers

     We sell stevioside on a wholesale basis to customers primarily located in China and Japan. Our target market for customers of our stevioside product are domestic food manufacturers and larger foreign trade companies which export the products from the PRC to Japan, Korea and Southeast Asia. Our major customers include China Minemetals Corporation, Shanghai Sanming Food Co., Ltd., Shandong Pharmaceutical & Healthcare Co., Ltd., Shanghai Folo Trade Co., Ltd. Hangzhou Tian-Mu-Shan Pharmaceutical Enterprises Co. Ltd. and Nanjing FenQin Bio-Chemical Co. Ltd. For the nine months ended January 31, 2005 revenues from two of our manufacturer customer represented approximately 15% and approximately 10% of our total net revenues from this product group. We do not have contracts with our customers and sales are made under a purchase order arrangement with payment in full on the order due prior to shipment.

         Raw materials

         In China, Shandong Province where our operations are located is the main stevioside planting and production base. To ensure the supply of raw material, we acquire raw materials through a combination of exclusive planting contracts with local farmers and purchases at market or from local farmers. Approximately 30% of our supply of stevia comes from growing contracts with several large plantations in China covering approximately 277 acres used to grow stevioside redaubina. Under the terms of these contracts we generally pay the farmer 30% of the contract price at the time the seed is planted, generally in March of each year, and the remaining 70% upon delivery of the leaves. We pay for leaves purchased at market or from local farmers at the time of purchase. In order to improve quality of the stevia and management to avoid degeneration, our company has set up a fine breed base so that we can enhance the control and correspond the prices of stevia raw material, seed and stevioside production.

         Based upon our historical experience, the average price of dry leaves of stevia generally ranged from RMB 5,500 to RMB 6,000 per ton, or approximately $695 per ton, and the price of stevioside was approximately RMB 200,000 per ton, or approximately $24,160 per ton. In the later half of 2003, the raw material market in China was adversely affected by weather conditions. The South China planting bases were adversely affected as a result of a drought in the Jiangxi Province and excessive rains in the Henan, Jiangsu and Anhui Provinces. Certain agriculture policies enacted in North China had the effect of limiting the farmer's initiative to plant crops, including stevia. As a result, since September 2003,declining supply ofraw materials has resulted in a steady increase in the market price of dry leaves and finished product. The cost of stevioside went up, followed by the rising prices. Currently the price of stevia leaves is approximately RMB 15,000 per ton, or approximately $1,812 per ton, and the price of stevioside ranges from approximately RMB 270,000 to approximately RMB 280,000 per ton, or approximately $33,220 per ton. As a result of the planting contracts we have entered into with local farmers, and our inventory of dry leaves at the time of the price increases, we have been able to ensure our supply of stevia leaves at reasonable prices.

         Stevioside products are graded by the quality and the prices vary from different grades. Each grade has a national reference price which is fixed upon the national average cost of goods sold for a certain period. Taking into account the slight difference of producing cost at the same grade due to the different manufacturing environment, the selling price of stevioside products at the same grade may float within a 3% to 5% range based on the reference price. As a representative of the whole industry and a member of National Price Corresponding Team, our company also participants the setting of the national unitive reference price of the stevia seeds, dry leaves and stevioside.

         Extraction and packaging

         We use the traditional extraction technology of a natural "aqueous extraction" process which involves the use of purified water extraction and air dehydration to produce our stevioside. This all natural method results in a pure white stevia crystal, with no brownish coloring. We set our production schedules based on the market demand and our capability. In 2001, we increased our annual productivity of stevioside from 200 tons to 300 tons by utilizing an advanced technology alteration that improves the purity and production of the stevioside. We recently acquired new technology which enhances the extraction process enabling us to increase the purity of our stevioside which results in a more flavorful product. We are cooperating with the China Agriculture Institute and other national research facilities to increase the output of stevioside by improving the manufacturing protocol and developing new products.

         The extraction process for stevioside generally takes seven days. The plant leaves are first dried and then undergo a quality control inspection to ensure only good quality leaves are used in the extraction process. We then use a combined process involving a solid/liquid extraction step, followed by a liquid/liquid-purifying step, that is traditionally used to extract the steviosides from stevia. Once the extraction process has been completed, the final product is ready for packaging and shipment to our customers. We bulk package our stevioside in 10 kilo packages, two per box.

         We generally maintain an inventory of stevia leaves equal to approximately one year of finished product as well as an inventory as we need approximately 200 tons of stevia leaves to maintain a regular production schedule. We generally maintain an inventory of finished product equal to approximately one month's average sales.

         Veterinary medicines

         We manufacture and sell a comprehensive group of veterinary medicines including seven series of more than 200 products. For the nine months ended January 31, 2005 sales of this product group represented approximately 24.6% of our total net revenues.

         We are one of the top three companies in this product category in Shandong Province and one of the top 50 in the PRC. We are a leading advocator of preparing the animal medicine from Chinese herbs, especially in antivirus and feed additives. We are concentrating our efforts in this product category on developing and producing medicines which are relevant to the needs of the animal stock industry in the PRC, and developing special veterinary medicines made from pure Traditional Chinese medicines or combining Traditional Chinese medicine with Western medicine Our products in this group include veterinary medicine (Traditional Chinese medicine and Western medicine), feed additives, feeds and disinfectors. These products are sold to 28 Provinces of China.

         We also manufacturer and sell animal feed additives. Historically, antibiotics were added to animal feed in an effort to produce healthier animals. However, scientists now believe that this practice can produce some unforeseen and unwanted effects. Some studies indicate that the antibiotics and chemical compound medicines that are contained in feeds will accumulate in the animal body, and can possibly cause harm to human beings. Penicillin, streptomycin and sulfanilamide medicines often emit allergic and abnormal reactions; aureomycin can lead to allergic reactions; chloromycetin can arouse anti-regenerating anemia, hemoblast reducing, and liver damnification; olaquindox can cause abnormal gene development; and furazolidone can create cancerous cells in animal organisms.

         Scientists also believe that incorporating antibiotics into animal feeds could, over a long period of time, convert some bacteria into antibiotic resistant bacteria. Under this assumption, these antibiotic resistant bacteria then spread the antibiotic resistant genes to other sensitive bacteria, generating the resistance to some medicines which then inhibit or prevent the cure of certain diseases that originally could be prevented and cured by such medicines.

         The use and/or abuse of antibiotics has affected countries around the world. For example, in Belgium, France, Germany and Holland, dioxins polluted the feeds and in turn caused damage to the livestock population. The outbreak of bovine spongiform encephalopathy (BSE or Mad Cow disease) in Britain not only decimated the British livestock markets but had a worldwide effect on beef production. It was reasoned that a certain population of virus in these cows might have developed a drug-resistant strain. In recent years, many countries have regulated the use of antibiotics additives through legislation. In the middle of the 1970's, the European Economic Council adopted regulations prohibiting the use of penicillin and acheomycin as feed additives. In 1977, U.S. Food and Drug Administration limited using bacteriophage as the feed additive and regulated the zinc-bacitracin as the special feed additive for the livestock and birds. Since olaquindox, furazolidone and chloromycetin were forbidden as applications on edible animals in the European Community, the EU began to forbid four antibiotics including zinc-bacitracin and tylosin to use in feeds at the end of 1998.

         Animal feed additives based upon Traditional Chinese medicine are increasingly being regarded as desirable as they lack the drawbacks of chemical compounds, even though these Traditional Chinese medicines may not be as potent as chemical compounds in terms of stimulating growth of livestock. Many Traditional Chinese medicines have double functions of nourishment and medicament, which not only accelerate the sucrose metabolism of the organism and synthesis of the protein and enzyme, but also increase the efficiency of the antibody and the growth of the sex gland. The health growth of the sex gland would in turn enhance muscular system development. The Traditional Chinese medicines have the effect of sterilizing and resisting the bacteria and adjusting the organism immunity function. As a result of these benefits, many countries are developing and researching the natural Traditional Chinese medicine feed additives.

         Compared with antibiotics and chemical compounds feed additives, the natural Traditional Chinese medicine feed additives have the following advantages:

         * non-diathesis antibacterial function which can not only sterilize and resist bacteria, but also adjust organism immunity function;

         *      no or little harmful remains;

         * pathogenic microbe can not generate the anti-medicine character easily; and

         *      the materials are abundant and can be used locally.

         We sell a plant polysaccharid and flavonoid extraction compound feed additive that is all natural with no side effects and that can be substituted for antibiotics and the chemical compounds which are added in animal feeds. We believe our product provides a number of benefits, including resolving the harmful remains problem of meat, eggs and milk that could be toxic to humans, efficiently reducing the content of the fat and cholesterol, improving the taste of livestock and birds and producing safe and healthy animal foods.

         Some of the features of our polysaccharid and flavonoid extraction compound are:

         * Substitute the antibiotics and chemical compounds which reduce the levels of medicines which are present in the remains of the livestock and birds products.

         *  Improves growth and improve the disease-resistance of the animal.

         * Balance the micro-circumstance of the animal intestines which in turn prevents or aids in the resistance to diseases. The plant Oligosaccharide which is contained in our product can greatly promote the multiplication of the lactobacilli and bifidus and adjust the PH parameter in intestines. Large molecules biologic active substances such as plant alkaloid can restrain the growth of the pathogeny in intestines and prevent the occurrence of intestines deceases effectively.

         * Increase anti-stimulation response ability. It can relax the anti-stimulation action caused by high temperature and high density in breeding and can stabilize the production capability.

         * Reduce feeds cost. The product contains plant active substances such as flavonoid, multi-hydroxybenzene, which can restrain the growth of the mildew effectively, have an obvious function of food-luring. and largely increase the amount of food-taking. So it can reduce the dosage of the mildew-proof dose, acidification dose, anti-oxidizer, food-luring dose in the feeds.

         We also sell our brand of CIO2 food disinfector. ClO2, a chemical employed in both industrial and commercial applications, was developed successfully in 1985 by American Baihexing Company. It was regarded as a food disinfector by the European Environmental Protection Unit and the U.S. Environmental Protection Agency and was sanctioned as a food additive by the U.S. Food and Drug Administration. Japan, Australia, and the European countries followed and regarded it as the fourth generation of safe disinfector and food additive that substituted the chlorine serial disinfectors. Due to its good character, it was regarded as the A-grade safe additive by the World Health Organization and was strongly promoted on a global scale.

         China began to expand the use of the ClO2 disinfector at the beginning of the 1990s. In 1992, it was listed in health standard by the China National Food Additive Standard Committee. On February 19, 2004, we attended the Bird Flu convention conference organized by the Ministry of Agriculture in Beijing. The Ministry of Agriculture sanctioned our new ClO2 disinfector as a Ministry recommended product forBird Flu prevention.

         Our Sunwin brand ClO2 disinfector is a steady ClO2 disinfector and can be used directly without activation and dilution. The traditional ClO2 disinfector requires a stability dose to stabilize it after production and needs to be activated and diluted before use. If it is not used in time after activation, the effective substances will be depleted thoroughly in four to six hours. Our product can restrain the chemical activity of the activated ClO2 and can control the ClO2 to release the effective compounds slowly. The product has a storage life of 18 months after dilution. At present, this steady ClO2 disinfector product has been used in a wide variety of disinfectant and sterilization applications including waste and sewage disposal and sterilization of food utensils.

         Our customers

         We sell our veterinary medicine products on a wholesale and retail to livestock and poultry farmers, retail veterinary product outlets and large scale cultivating businesses. Our principal customers include Chengde Chengxing Animal Hospital, Ha'erbin Donghui Veterinary Products Store, Xiantan Golddragon Veterinary Co. Ltd., Gao'an Aquatic Bureau, Shandong Veterinary Supervision Office and Hebei Veterinary Station. No customer accounts for more than 10% of our net revenues in this product category. We do not have contracts with our customers and sales are made under a purchase order arrangement. General payment terms for our veterinary medicine products range from prepaid prior to shipment to net 60.

         Raw Materials

         We purchase the raw materials for medicines and feed additives produced by us on the open market from a number of suppliers to ensure best price and high quality ingredients. For products which are based on traditional Chinese medicines, we use extract formulas produced by our traditional Chinese medicine formula extract group described below. We have not experienced any difficulty in obtaining the necessary raw materials for our veterinary medicine products.

         Traditional Chinese medicine formula extracts

         Our third product group is the manufacturing and sale of traditional Chinese medicine formula extracts. These extracts are used in products made for use by both humans and animals. For the nine months ended January 31, 2005 this product group represented approximately 26.7% of our total net revenues.

         Traditional Chinese medicine is based on a "five element theory" and those elements are wood, earth, metal, fire, and water. Our bodies have two energy channels (meridians) representing organ systems in each of those five elements of nature. Optimally, these all work in balance and in synchronized harmony. In the process of defending against diseases for thousands of years, Chinese herbal medicine has been developed and systemized based upon theoretical principles as a means of both the prevention and treatment of illness and disease. A complex system of diagnostic methods take into consideration the person as a whole, not just isolated symptoms. A "pattern of disharmony" is discovered and treated accordingly. The aim is not necessarily to eliminate or alleviate symptoms. The objective, rather, is to increase both the ability to function and the quality of life. The restoration of harmony is integral to Chinese herbal medicine. After a diagnosis is made, herbs are selected and combined, or a well-known traditional formula is prescribed and the formula is adjusted to fit the patient's symptoms and diagnosis.

         Modern medical science is experiencing a change from biological research to biological-psychological-social research with traditional medical science playing a more important role than ever. Many modern chemical medicines contain high toxicities and present numerous side-effects. Purely chemical medicines are difficult, time consuming and expensive to develop. We believe that natural Chinese traditional medicines represent advantages over chemical medicines and that the process of combining herbal extraction and chemical medicines is becoming a popular alternative, following the current trends of "natural" and "green" products in a variety of industries.

         There are over 400 different commonly used types of traditional Chinese medicine extracts. We manufacture and sell approximately 120 different extracts which can be divided into the following three categories:

                *        single traditional Chinese medicine extracts,
                *        compound traditional Chinese medicine extracts, and
                * purified extracts, including active parts and monomer compounds such as soy isoflavone.

         The following formula extracts and single extracts are our main products.

                  Veterinary medicine products

                * Epimedium powder which is used to tonify the kidney, invigorate yang, strengthen muscles and bones and as anantiheumaitc,

                * mixed powder which is used to prevent and cure chronic respiratory failure caused by septicemia and infective bronchitis,

                * Sihuang mixed powder which is used to cure colibacillois and hypercathasis of poultry, and

                * mixed powder used to cure seasonal febrile diseases of poultry and bursa of fabricius and epiornitic,

                  Medium products for human medicine

               * Astragalus root extracted powder which is used to replenish qi and keep yang-qi ascending, to consolidate superficial resistance to cause diuresis and to promote pus discharge and tissue regeneration,

               * Scutellaria root extracted powder which is used to remove heat, dampness and toxic substances, to purge intense heat and to prevent miscarriage,

               * Honeysuckle flower extracted powder which is used to remove heat and toxic substance and to dispel wind-heat,

               * Liquorice extracted powder which is used to tonify the middle-jiao and replenish qi to remove heat and toxic substance, to moisturize the lung and arrest cough, and to relieve spasm and pain, and

               * Hawthorn fruit extracted powder which is used to remove food stagnancy and blood stasis.

         Our customers

     We sell our traditional Chinese medicine formula extracts on a wholesale basis to domestic traditional Chinese medicine manufacturers and large animal pharmaceutical manufacturers. Our primary customers include Zhucheng Xinde Foreign Trade Co., Ltd., Shangdong Liuhe Feed Co., Ltd., Najing Traditional Chinese Medicine University, Taiyuan Hengfengqiang Bio-Tech Development Co., Ltd., Beijing Xiangshang Veterinary Factory and Hefei Huarui Co., Ltd. No customer represented more than 10% of our net revenues from this product category. We do not have contracts with our customers and sales are made under a purchase order arrangement. We generally require 10% to 30% depositat the time when the order is submitted, and offer payment terms of between six months to one year for the balance of the order. The accounts receivable generated by our veterinary medicine product group represents 70% to 80% of our total accounts receivable from time to time.

      Raw materials

         The business of extraction of Chinese herbs is a fast growing industry in China following its membership in the WTO. Many industries, including pharmaceutical companies, chemical companies, health products companies, biological engineering companies and research and development institutions, have entered the field. A key factor to success in this industry is where the herb grows. "San Qi", a very popular herb, grows in Yun Nan province so many companies engaging in extraction have established operations there. For the same reason, the companies in Inn Mongolia are focusing on production of "Gan Cao" extraction, and most companies in Ji Lin province are preparing the extraction of ginseng while in Xin Jiang province, companies are extracting the "Ma Huang Su" and "Gan Cao".

         Currently, most raw material purchases are from the country's well-known herbal planting bases in the Shangluo Area of Shanxi Province which is located in Qinlin Area and nicknamed the Chinese Traditional Medicine Treasury, as well as the Haozhou Area of Anhui Province and the Anguo Area of Hebei Province, which are the two largest herbal markets of China. We purchase raw materials from a number of suppliers to ensure favorable pricing, steady supplies as well asquality materials.

         Formulation, Manufacturing and packaging

         We manufacture approximately 120 extracts used in traditional Chinese medicine. The production time is generally seven days. These formulas are either commonly used formulas published in the National Medicine Dictionary or utilizing the Shandong Province industry standards, as well as formulas which may have been developed by university research scientists or internally developed by our R & D personnel. Formulas developed by our company must first be approved by the Shandong Bureau of Quality and Technical Supervision prior to use in our products.

         The raw materials are subjected to a combined process involving a solid/liquid extraction step, followed by a liquid/liquid-purifying step to obtain the purified extract. Once the purification process has been completed, the extract is concentrated and re-filtering at which time it is ready for packaging and shipment to our customers. The extracts are bulk packaged in 25 kilogram barrels. We utilize just in time manufacturing for our traditional Chinese medicine extracts and do not maintain an inventory of finished products.

New Product Development

         We engage in new product development both through our internal research facilities and in partnership with a number of research facilities in the PRC including:

         * Shandong Medical University where are project is the joint development of molecular absorption purified rutoside,

         * Kelong Bio-Tech Co., Ltd. Biology and Physics Research Center of Chinese Acedemy of Science where the project is the joint development of soy bean oligosaccharide, and

         * Tianfulai Bio-Tech Technology Co. Ltd. (Beijing) where the project is the joint development of Traditional Chinese medicine polysaccharide anthone extracted powder for forage.

         We also utilize the research facilities of Beijing Medical University, China Agriculture University and Taiwan Renshan Bio-Tech Co. We pay for the use of these facilities on an as needed basis and the costs are included in our research and development expenses. For the fiscal year ended April 30, 2004 and 2003 we spent approximately $810,000 and $677,000, respectively, on research and development.

         Our research findings which were developed jointly with Kelong Bio-Tech Co. Ltd., Biology and Physics Research Center of the Chinese Acedemy of Science and other findings in Chinese traditional medicine have been industrialized one by one. Since 2000 we have successfully developed more than 40 veterinary medicines used to treat infectious bursa of fabricius of poultry, prevention and cure of bird influent disease and infection of digestive canal, prevention and cure chronic respiratory failure caused by septicemic and infective bronchitis. We have an additional nine new medications under development aimed at treating diseases caused by protozoon and seasonal febrile diseases of poultry and bursa of fabricius and epiornitic. Our current research and development projects include saikosponin, a liquid used for headaches and a capsule for bursa.

Competition

         All of our product groups operate in highly competitive markets. There are approximately 30 stevioside manufacturers in China, with only approximately 10 companies operating on a continuing basis. Of these 10 companies, our primary competitors are Huaxian Stevia Factory and Julong Stevia Company who, like our company, have an annual output of stevioside in excess of 100 tons. Other companies periodically enter the industry depending upon the market demand in that this part-time participant may choose to stop production when the market is in its downturn and the raw material is not available. This sporadic oversupply of product can adversely affect our market share. In addition to competing with other Chinese companies, we also compete with grower and processors in Japan, the world's largest market for stevioside. We believe we compete in this product segment based upon our production capabilities and product quality. In order to maintain our industry position and as we seek to increase our market share in both the domestic and international market, we have undertaken certain personnel reorganizations to improve our operations.

         Our principal competitors in the sale of veterinary medicine products are China Animal Husbandry Industry Co., Ltd., Qilu Animal Health Products Factory Co., Ltd. and Shinjaizhuang Huamu Animal Husbandry Co. Ltd. In addition, as China is a member of the WTO many good quality competitive products are imported into the Chinese market at reasonable prices. We believe we hold certain competitive advantages in this product segment based mainly on our manufacturing capacity and advanced technology. We have developed a number of new products for targeted markets and we have invested approximately RMB 10,000,000, or approximately $1,208,000, during the last two years in improvements in our manufacturing facility. We also focus on expanding our product offerings and quality control. In order to maintain what we believe to be a competitive position within this product segment we will need to change our existing product delivery system from tablets and injections to sprays which increases the convenience and accessibility for the end use. We also are challenged to broaden our product line to meet consumer demand and compete with foreign made products.

         The market in China for traditional medicine extracts is extremely competitive. According to official statistics, at peak time, there are more than 500 companies engaged in herb extraction in China. Companies in many different industries, including pharmaceutical companies, chemical companies, healthy products companies, herb extraction companies, biological engineering companies and research and development institutions, are now engaged in herb extraction. Our major competitors include Anhui Xuancheng Baicao Plants Industry & Trade Co., Ltd., Sichuan Shifangkangyuan Medicine Materials Co., Ltd. and Lanzhou Lantai Bio-Engineering Tech Co., Ltd. Most products from these companies are exported to overseas markets. Competitive factors primarily include price and quality. We believe that we are able to effectively compete in our market segment in China based upon the quality of the exclusive planting bases we have under contract and our reputation in the market place. Globally, as demand for our types of products expand we believe that we will be able to effectively compete against similar companies from other countries as a result of the lower costs of doing business in China, in particular the lower labor rates, and China's soil and growing conditions which enable us to produce high quality products.

         However, because the barriers to entry in the market are relatively low and the potential market is large, we expect continued growth in existing competitors in all of our product groups and the entrance of new competitors in the future. Many of our current and potential competitors have significantly longer operating histories and significantly greater managerial, financial, marketing, technical and other competitive resources, as well as greater name recognition, than we do.

Intellectual Property

         Our success depends in part on our ability to protect our intellectual property which includes various raw materials purification technologies used in our products. Qufu has registered the Shengwang trademark with China National Patent, Trademark and Intellectual Property Office. To protect our proprietary rights, we rely generally on confidentiality agreements with employees and third parties, and agreements with consultants, vendors and customers, although we have not signed such agreements in every case. Despite such protections, a third party could, without authorization, utilize our propriety technologies without our consent. We can give no assurance that our agreements with employees, consultants and others who participate in the production of our products will not be breached, or that we will have adequate remedies for any breach, or that our proprietary technologies will not otherwise become known or independently developed by competitors.

Government Regulation

         Our business and operations are located in the People's Republic of China. We are subject to state and local environmental laws related to certification of water release. We are subject to registration and inspection by The Ministry of Agriculture of China with respect to the manufacture and distribution of veterinary medicines and the State Food and Drug Administration of China (SFDA) with respect to the manufacturing and distribution of traditional Chinese medicine extracts. We are also licensed by the Shandong Provincial Government to manufacture veterinary medicine and stevioside. We are in substantial compliance with all provisions of those registrations, inspections and licenses and have no reason to believe that they will not be renewed as required by the applicable rules of the Central Government and the Shandong Province. In addition, our operations must conform to general governmental regulations and rules for private (non-state owned) companies doing business in China.

         PRC legal system

         Since 1979, many laws and regulations addressing economic matters in general have been promulgated in the PRC. Despite development of its legal system, the PRC does not have a comprehensive system of laws. In addition, enforcement of existing laws may be uncertain and sporadic, and implementation and interpretation thereof inconsistent. The PRC judiciary is relatively inexperienced in enforcing the laws that exist, leading to a higher than usual degree of uncertainty as to the outcome of any litigation. Even where adequate law exists in the PRC, it may be difficult to obtain swift and equitable enforcement of such law, or to obtain enforcement of a judgment by a court of another jurisdiction. The PRC's legal system is based on written statutes and, therefore, decided legal cases are without binding legal effect, although they are often followed by judges as guidance. The interpretation of PRC laws may be subject to policy changes reflecting domestic political changes. As the PRC legal system develops, the promulgation of new laws, changes to existing laws and the preemption of local regulations by national laws may adversely affect foreign investors. The trend of legislation over the past 20 years has, however, significantly enhanced the protection afforded foreign investors in enterprises in the PRC. However, there can be no assurance that changes in such legislation or interpretation thereof will not have an adverse effect upon our business operations or prospects.

         Economic Reform Issues

         Since 1979, the Chinese government has reformed its economic systems. Because many reforms are unprecedented or experimental, they are expected to be refined and improved. Other political, economic and social factors, such as political changes, changes in the rates of economic growth, unemployment or inflation, or in the disparities in per capita wealth between regions within China, could lead to further readjustment of the reform measures. We cannot predict if this refining and readjustment process may negatively affect our operations in future periods.

         Over the last few years, China's economy has registered a high growth rate. Recently, there have been indications that rates of inflation have increased. In response, the Chinese government recently has taken measures to curb this excessively expansive economy. These measures have included devaluations of the Chinese currency, the RMB, restrictions on the availability of domestic credit, reducing the purchasing capability of certain of its customers, and limited re-centralization of the approval process for purchases of some foreign products. These austerity measures alone may not succeed in slowing down the economy's excessive expansion or control inflation, and may result in severe dislocations in the Chinese economy. The Chinese government may adopt additional measures to further combat inflation, including the establishment of freezes or restraints on certain projects or markets.

         To date reforms to China's economic system have not adversely impacted our operations and are not expected to adversely impact operations in the foreseeable future; however, there can be no assurance that the reforms to China's economic system will continue or that we will not be adversely affected by changes in China's political, economic, and social conditions and by changes in policies of the Chinese government, such as changes in laws and regulations, measures which may be introduced to control inflation, changes in the rate or method of taxation, imposition of additional restrictions on currency conversion and remittance abroad, and reduction in tariff protection and other import restrictions.

         China's Accession into the WTO

         On November 11, 2001, China signed an agreement to become a member of the World Trade Organization (WTO), the international body that sets most trade rules, further integrating China into the global economy and significantly reducing the barriers to international commerce. China's membership in the WTO was effective on December 11, 2001. China has agreed upon its accession to the WTO to reduce tariffs and non-tariff barriers, remove investment restrictions, provide trading and distribution rights for foreign firms, and open various service sectors to foreign competition. China's accession to the WTO may favorably affect our business in that reduced market barriers and a more transparent investment environment will facilitate increased investment opportunities in China, while tariff rate reductions and other enhancements will enable us to develop better investment strategies for our clients. In addition, the WTO's dispute settlement mechanism provides a credible and effective tool to enforce members' commercial rights.

            Our History

            We were incorporated in Nevada on August 27, 1987 under the name Network USA, Inc. for the purposes of completing a merger or other business combination with an operating entity. From our inception through April 2002 we did not conduct business. On April 9, 2002, we acquired 20% of One Genesis, Inc., a privately-held Texas real estate corporation, from one of our then principal stockholders in exchange for approximately 4,333,332 shares of our common stock. The shares of One Genesis, Inc. were sold on July 31, 2002 for $120,000 in cash.

            Following this transaction, we continued to direct our efforts towards the investment and development of real estate, initially in the Houston, Texas market and also considered possible transactions in which a privately held business would merge into our company in a transaction in which control of our company would change hands. During fiscal 2003, we entered into a letter of intent with Aerospace Technologies Limited, however, the letter of intent was eventually terminated prior to the closing of any transaction.

            Effective on April 30, 2004, we acquired 100% of the issued and outstanding shares of Sunwin Tech Group, Inc., a newly-formed Florida corporation, ("Sunwin Tech") from its shareholders, in exchange for approximately 17,000,000 shares of our common stock which resulted in a change of control of our company. Concurrent with the closing of this transaction, our officers and directors resigned and our current officers and directors were appointed to their positions. In connection with the transaction, Sunwin Tech purchased 4,500,000 shares of our common stock owned by our former principal stockholders for $175,000, and, at the closing, Sunwin Tech distributed the 4,500,000 shares to Messrs. Baozhong Yuan, Laiwang Zhang, Xianfeng Kong and Lei Zhang, pro-rata to their ownership of Sunwin immediately prior to the closing. Following the transactions, the former Sunwin Tech shareholders own approximately 68 % of our issued and outstanding capital stock.

            Sunwin Tech owns 80% of Qufu Natural Green Engineering Company, Limited, a PRC company ("Qufu"). Sunwin Tech was organized in January 2004 and before that date did not have any business and operations. Effective February 1, 2004 Sunwin Tech acquired 80% of the capital stock of Qufu from Shandong Shengwang Pharmaceutical Corporation, Limited in exchange for 32,500,000 shares of Sunwin Tech's common stock. Shandong Shengwang Pharmaceutical Corporation, Limited is the minority shareholder of Qufu.

            In July 2004 following the transaction with Sunwin Tech, we changed the name of our company from Network USA, Inc. to Sunwin International Neutraceuticals, Inc.

         In March 2005, we entered into a letter of intent to acquire 55% of the outstanding shares of Jining Stevia Manufacturing Company in a share exchange. Jining Stevoa Manufacturing is a manufacturer of stevioside, a low calorie natural sweetener.. Completion of the transaction is subject to the negotiation and execution of a mutually satisfactory stock exchange agreement, receipt of audited financial statements of Jining, receipt of necessary corporate approvals by both parties, satisfactory completion of due diligence, funds sufficient to satisfy a portion of the purchase price and other customary conditions of closing. We are currently in the very early stage of due diligence.

Property

         Our executive offices are located at 6 Youpeng Road, Qufu, Shandong, China. We lease approximately 1,500,000 square feet of commercial office and manufacturing space, which includes approximately 65,000 square feet of office space, approximately 160,000 square feet for production and approximately 140,000 square feet devoted to a comprehensive testing building, from an unaffiliated third party under a lease expiring in August 2012. Our annual rent is USD $22,000, with each year payable in advance. We believe that these facilities, and our new manufacturing facility described below, are sufficient for our current needs.

         We have also established a research and development center at 6 Youpeng Road, Qufu, Shandong, China , to assist in our efforts to launch new products. Combining scientific research institutes abroad and domestic research, our goal is to expand product lines and offer technological services in coordination with our sales department. We employ a professional technology staff specializing in each production department to coordinate the efforts of our research and development department.

         We also lease land adjacent to our principal offices for our manufacturing facility. We invested approximately $500,000 to build a new building consisting of 13,123 square feet. This new manufacturing facility will provide us an aggregate production capacity of 300 tons per year. The main facilities are extraction technology and spray tower for high temperature drying. Our annual rent is USD $3,659 under a lease expiring in 2025.

Legal Proceedings

         We are not a party to any pending legal proceeding, nor are we aware of any legal proceedings being contemplated against us by any governmental authority. We are not aware of any legal proceeding in which any of our officers, directors, affiliates or security holders is a party adverse to us or in which any of them have a material interest adverse to us.

Employees


As of May 17, 2005, we employed the following:

      Function

(1) Management and administration                                    47
(2) Manufacturing (including quality control) and production        250
(3) Research and development                                          9
(4) Sales and marketing                                              85
                                                                     --
                                                        Total       391

            All employees are primarily based in Qufu, China while some managerial and sales staff work occasionally in other Chinese cities or overseas for different projects. Each full-time Chinese employee is a member of a local trade union. Labor relations have remained positive and we have not had any employee strikes or major labor disputes. Unlike trade union in western countries, trade unions in most parts of China are organizations mobilized jointly by the government and the management of the corporation.

                                   MANAGEMENT

Directors and Executive Officers

         The following table includes the names, positions held and ages of our executive officers and directors.

                      NAME                AGE                    POSITION
                      ----                ---                    --------

           The following individuals are our executive officers and directors:

                      Name                 Age       Position

           Laiwang Zhang                   43        President and Chairman
           Dongdong Lin                    31        CEO, Secretary and director
           Fanjun Wu                       31        Chief Financial Officer
           Chengxiang Yan                  37        Director

           Laiwang Zhang. Mr. Zhang has served as our President and Chairman since April 30, 2004 and he has served as Chairman of our majority owned subsidiary Qufu Natural Green Engineering Company, Limited since January 2003. Mr. Zhang also serves as Chairman of Shandong Shengwang PharmaceuticalCorporation, Limited, a company engaged in the sale and distribution of Chinese herb medicines, since April 2000. Shandong Shengwang Pharmaceutical Corporation, Limited is a minority shareholder of our majority owned subsidiary Qufu. In 1996 Mr. Zhang founded Shandong Shengwang Group Corporation, a holding company with interests in companies operating in the areas of nutritional products, Chinese herb extracts, package products, animal health products, animal medicine and chemical products. Since April 1996 he has been General Manager of this company. From April 1992 to April 1996 Mr. Zhang served as Manager of our subsidiary Shengya Veterinery Drugs Factory (formerly Shangong Qufu Veterinary Medicine Plant). From 1984 to 1992 Mr. Zhang served a President of Shandong Qufu Amylum Plant, a company that manufactures amylum. Mr. Zhang graduated from Shandong Technical University in 1984 with a Masters Degree in Engineering.

     Dongdong Lin. Ms. Lin has served as our CEO, Secretary and a member of our Board of Directors since February 2005. Ms. Lin served as Manager of the Technology Information Department of Shandong Shengwang Pharmaceutical Corporation, Limited, a company engaged in the sale and distribution of Chinese herb medicines, from January 2003 to December 2004. Shandong Shengwang Pharmaceutical Corporation, Limited is a minority shareholder of our majority owned subsidiary Qufu. Ms. Lin joined Shandong Shengwang Group Corporation in 1996, serving as a supervisor from April 1998 to April 2000, and Manager of the Department of Export and Import from April 2000 to December 2002. Ms. Lin holds a Bachelors Degree in Technology English from Haerbing Industry University and a Masters Degree in Economics from the China Academy of Social Science.

     Fanjun Wu. Mr. Wu has been our Chief Financial Officer since April 30, 2004. Since 1997 she has been employed by our subsidiary Qufu Natural Green Engineering Co., Ltd., serving as Director of Finance Section from 1997 to 1998 and thereafter as Chief Financial Officer. From 1992 to 1996 she was Director of Finance Section for our subsidiary Shengya Veterinery Drugs Factory (formerly Shandong Qufu Veterinary Medicine Plant).

           Chjengxiang Yan. Mr. Yan has been a member of our Board of Directors since April 30, 2004. Since 2001 he has served as a Director of Shandong Shenwang Pharmaceutical Corporation Limited, a company engaged in the sale and distribution of Chinese herb medicines. Shandong Shengwang Pharmaceutical Corporation, Limited is a minority shareholder of our majority owned subsidiary Qufu. From 1999 to 2004 he was the Director of the Marketing Department for that company. From 1996 to 1998 Mr. Yan was Director of the Marketing Department for Shandong Shengwang Group Corporation, a holding company with interests in companies operating in the areas of nutritional products, Chinese herb extracts, package products, animal health products, animal medicine and chemical products, and from 1993 to 1996 he was Director of the Marketing Section for our subsidiary Shengya Veterinery Drugs Factory (formerly Shangong Qufu Veterinary Medicine Plant). Mr. Yan graduated from Shandong Agriculture University in 1993 with a Bachelor's Degree in Farming.

           There are no family relationships between any of our officers and directors.

           All of our current management are located in the PRC and no member of our board of directors has previously served as an officer or a director of a U.S. public company. As a result of both the cultural differences between doing business in the PRC and doing business as a public company in the U.S. as well as the lack of experience of our board of directors with laws, rules and regulations which apply to public companies in the U.S., we are seeking to expand our board of directors to include qualified individuals who are also residents of the U.S.

U.S. Advisor

           In May 2005 we engaged China Direct Investments, Inc., which provides consulting and advisory services to assist us. We selected China Direct Investments, Inc. in part because its staff includes Chinese-speaking individuals with experience in operation and regulatory framework applicable to U.S. public companies. The company has been engaged to advise our management in areas related to marketing and operational support in the U.S., media and public relations, financial advisory, SEC disclosure compliance and translation of all necessary documents relating to the foregoing. Under the terms of this two-month agreement we issued China Direct Investments, Inc. warrants to purchase 500,000 shares of our common stock at an exercise price of $.15 per share as compensation for their services. James Wang, Marc Siegel and David Stein are the officers, directors and shareholders of China Direct Investments, Inc.

Director Independence, Audit Committee Of The Board Of Directors And Audit Committee Financial Expert

           None of the members of our Board of Directors are "independent" within the meaning of definitions established by the Securities and Exchange Commission. Our Board of Directors are presently comprised of individuals who were integral in either the start-up of our company or business of our subsidiaries, in the case of Mr. Zhang and Mr. Chjengxiang, or general business skills, in the case of Ms. Lin. As a result of our limited operating history and minimal resources, small companies such as ours generally have difficulty in attracting independent directors. In addition, we will require additional resources to obtain directors and officers insurance coverage which is generally necessary to attract and retain independent directors. As we grow, in the future our Board of Directors intends to seek additional members who are independent, have a variety of experiences and backgrounds, who will represent the balanced, best interests of all of our stockholders and at least one of which who is an "audit committee financial expert" described below.

         Our Board of Directors has also not yet established an Audit Committee, and the functions of the Audit Committee are currently performed by the entire Board of Directors. At such time as we expand our Board of Directors to include independent directors, we intend to establish an Audit Committee of our Board of Directors. We are not currently subject to any law, rule or regulation, however, requiring that all or any portion of our Board of Directors include "independent" directors, nor are we required to establish or maintain an Audit Committee of our Board of Directors.

         None of our directors is an "audit committee financial expert" within the meaning of Item 401(e) of Regulation S-B. In general, an "audit committee financial expert" is an individual member of the audit committee or Board of Directors who:

         * understands generally accepted accounting principles and financial statements,

         * is able to assess the general application of such principles in connection with accounting for estimates, accruals and reserves,

         * has experience preparing, auditing, analyzing or evaluating financial statements comparable to the breadth and complexity to our financial statements,

         *    understands internal controls over financial reporting, and

         *    understands audit committee functions.

Code of Ethics

         In April 2005 we adopted a Code of Ethics applicable to our Chief Executive Officer, principal financial and accounting officers and persons performing similar functions. A Code of Ethics is a written standard designed to deter wrongdoing and to promote:

         *    honest and ethical conduct,

         * full, fair, accurate, timely and understandable disclosure in regulatory filings and public statements, * compliance with applicable laws, rules and regulations, * the prompt reporting violation of the code, and

         *    accountability for adherence to the Code.

         A copy of our Code of Ethics is filed as an exhibit to the registration statement of which this prospectus forms a part, and we will provide a copy, without charge, to any person desiring a copy of the Code of Ethics, by written request to us at our principal offices.

EXECUTIVE COMPENSATION

                           Summary Compensation Table

           The table below sets forth information relating to the compensation paid by us during the past three fiscal years to: (i) the Chief Executive Officer; and (ii) each other executive officer who earned more than $100,000 during last three completed fiscal years ending April 30 (the "Named Executive Officers").

                                        Annual                                  Long-Term
                                     Compensation                              Compensation

                                                                       Restricted   Securities
Name and                                             Other Annual         Stock     Underlying         All
Principal             Fiscal    Salary     Bonus     Compensation         Awards     Options          Other
Position              Year      ($)        ($)            ($)              ($)        SAR (#)        Compensation

-------------------------------------------------------------------------------------------------------------------

Baozhong Yuan(1),     2004      $5,000     -0-           -0-              -0-          -0-             -0-
Chief Executive
   Officer
Richard J.Church(2)   2003      $6,000     -0-           -0-              -0-          -0-             -0-
                      2002       -0-       -0-           -0-              -0-          -0-             -0-



(1) Mr. Yuan served as our Chief Executive Officer from April 30, 2004 to February 2005. (2) Mr. Church served as president from April 2002 to April 30, 2004.

         The following table sets forth certain information with respect to stock options granted in fiscal 2004 to the Named Executive Officers.


                   Option Grants in Year Ended April 30, 2004
                               (individual grants)


                     NO. OF SECURITIES     % OF TOTAL OPTIONS/SARs
                    UNDERLYING OPTIONS      GRANTED TO EMPLOYEES          EXERCISE      EXPIRATION
     NAME              SARs GRANTED              IN FISCAL YEAR            PRICE          DATE
 -------------       ----------------       ------------------------  ------------- ----------------
Baozhong Yuan              0                         0                          0                0
Richard J. Church          0                         0                          0                0


         The following table sets forth certain information regarding stock options held as of April 30, 2004 by the Named Executive Officers.

             Aggregate Option Exercises in Year Ended April 30, 2004
                           and Year-End Option Values

                                                NO. OF SECURITIES
                                              UNDERLYING UNEXERCISED           VALUE OF UNEXERCISED
                                                   OPTIONS AT                 IN-THE-MONEY OPTIONS AT
                      SHARES                     APRIL 30, 2004                    April 30, 2004
                     ACQUIRED    VALUE     ---------------------------           -------------------
                        ON      REALIZED
NAME                 EXERCISE       $      EXERCISABLE   UNEXERCISABLE    EXERCISABLE  UNEXERCISABLE
----------           --------    -----      -----------  -------------    ----------- --------------
Baozhong Yuan            0         n/a          n/a            n/a            n/a              n/a
Richard J. Church        0         n/a          n/a            n/a            n/a              n/a


STOCK OPTION PLAN


         On March 23, 2005, our Board of Directors authorized and adopted our 2005 Equity Compensation Plan. The purpose of the plan is to encourage stock ownership by our officers, directors, key employees and consultants, and to give these persons a greater personal interest in the success of our business and an added incentive to continue to advance and contribute to us. We have currently reserved 5,000,000 of our authorized but unissued shares of common stock for issuance under the plan, and a maximum of 5,000,000 shares may be issued, unless the plan is subsequently amended (subject to adjustment in the event of certain changes in our capitalization), without further action by our Board of Directors and stockholders, as required. Subject to the limitation on the aggregate number of shares issuable under the plan, there is no maximum or minimum number of shares as to which a stock grant or plan option may be granted to any person. Shares used for stock grants and plan options may be authorized and unissued shares or shares reacquired by us, including shares purchased in the open market. Shares covered by plan options which terminate unexercised will again become available for grant as additional options, without decreasing the maximum number of shares issuable under the plan, although such shares may also be used by us for other purposes.

         The plan is administered by our Board of Directors or an underlying committee. The Board of Directors or the committee determines from time to time those of our officers, directors, key employees and consultants to whom stock grants or plan options are to be granted, the terms and provisions of the respective option agreements, the time or times at which such options shall be granted, the type of options to be granted, the dates such plan options become exercisable, the number of shares subject to each option, the purchase price of such shares and the form of payment of such purchase price. All other questions relating to the administration of the plan, and the interpretation of the provisions thereof and of the related option agreements, are resolved by the Board or committee.

         Plan options may either be options qualifying as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended, or non-qualified options. Our officers, directors, key employees and consultants are eligible to receive stock grants and non-qualified options under the plan; only our employees are eligible to receive incentive options. In addition, the plan allows for the inclusion of a reload option provision which permits an eligible person to pay the exercise price of the option with shares of common stock owned by the eligible person and receive a new option to purchase shares of common stock equal in number to the tendered shares. Furthermore, compensatory stock grants may also be issued.

         Any incentive option granted under the plan must provide for an exercise price of not less than 100% of the fair market value of the underlying shares on the date of grant, but the exercise price of any incentive option granted to an eligible employee owning more than 10% of our outstanding common stock must not be less than 110% of fair market value on the date of the grant. The term of each plan option and the manner in which it may be exercised is determined by the Board of Directors or the committee, provided that no option may be exercisable more than ten years after the date of its grant and, in the case of an incentive option granted to an eligible employee owning more than 10% of the common stock, no more than five years after the date of the grant. The exercise price of non-qualified options shall be determined by the Board of Directors or the Committee, but shall not be less than the par value of our common stock on the date the option is granted. The per share purchase price of shares issuable upon exercise of a Plan option may be adjusted in the event of certain changes in our capitalization, but no such adjustment shall change the total purchase price payable upon the exercise in full of options granted under the Plan.

         All incentive stock options expire on or before the 10th anniversary of the date the option is granted; however, in the case of incentive stock options granted to an eligible employee owning more than 10% of the common stock, these options will expire no later than five years after the date of the grant. Non-qualified options expire 10 years and one day from the date of grant unless otherwise provided under the terms of the option grant.

         All plan options are nonassignable and nontransferable, except by will or by the laws of descent and distribution, and during the lifetime of the optionee, may be exercised only by such optionee. If an optionee dies while our employee or within three months after termination of employment by us because of disability, or retirement or otherwise, such options may be exercised, to the extent that the optionee shall have been entitled to do so on the date of death or termination of employment, by the person or persons to whom the optionee's right under the option pass by will or applicable law, or if no such person has such right, by his executors or administrators.

         In the event of termination of employment because of death while an employee or because of disability, the optionee's options may be exercised not later than the expiration date specified in the option or one year after the optionee's death, whichever date is earlier, or in the event of termination of employment because of retirement or otherwise, not later than the expiration date specified in the option or one year after the optionee's death, whichever date is earlier. If an optionee's employment by us terminates because of disability and such optionee has not died within the following three months, the options may be exercised, to the extent that the optionee shall have been entitled to do so at the date of the termination of employment, at any time, or from time to time, but not later than the expiration date specified in the option or one year after termination of employment, whichever date is earlier. If an optionee's employment terminates for any reason other than death or disability, the optionee may exercise the options to the same extent that the options were exercisable on the date of termination, for up to three months following such termination, or on or before the expiration date of the options, whichever occurs first. In the event that the optionee was not entitled to exercise the options at the date of termination or if the optionee does not exercise such options (which were then exercisable) within the time specified herein, the options shall terminate. If an optionee's employment shall terminate for any reason other than death, disability or retirement, all right to exercise the option shall terminate not later than 90 days following the date of such termination of employment.

         The plan provides that, if our outstanding shares are increased, decreased, exchanged or otherwise adjusted due to a share dividend, forward or reverse share split, recapitalization, reorganization, merger, consolidation, combination or exchange of shares, an appropriate and proportionate adjustment shall be made in the number or kind of shares subject to the plan or subject to unexercised options and in the purchase price per share under such options. Any adjustment, however, does not change the total purchase price payable for the shares subject to outstanding options. In the event of our proposed dissolution or liquidation, a proposed sale of all or substantially all of our assets, a merger or tender offer for our shares of common stock, the Board of Directors may declare that each option granted under the plan shall terminate as of a date to be fixed by the Board of Directors; provided that not less than 30 days written notice of the date so fixed shall be given to each participant holding an option, and each such participant shall have the right, during the period of 30 days preceding such termination, to exercise the participant's option, in whole or in part, including as to options not otherwise exercisable.

         The Board of Directors or committee may amend, suspend or terminate the plan at any time. However, no such action may prejudice the rights of any holder of a stock grant or optionee who has prior thereto been granted options under the plan. Further, no amendment to the plan which has the effect of increasing the aggregate number of shares subject to the plan (except for adjustments due to changes in our capitalization), or changing the definition of "eligible person" under the plan, may be effective unless and until approved by our stockholder in the same manner as approval of the plan was required. Any such termination of the plan shall not affect the validity of any stock grants or options previously granted thereunder. Unless the Plan is approved by the Company's stockholders within one year of the Effective Date, all incentive stock options shall automatically be converted into non-qualified stock options. Unless the plan shall previously have been suspended or terminated by the Board of Directors, the plan, as it relates to grants of incentive stock options, terminates on March 23, 2015.

Limitation on Liability and Indemnification Matters

         The Nevada Revised Statues allows us to indemnify each of our officers and directors who are made a party to a proceeding if:

         (a) the officer or director conducted himself or herself in good faith;

         (b) his or her conduct was in our best interests, or if the conduct was not in an official capacity, that the conduct was not opposed to our best interests; and

         (c) in the case of a criminal proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful. We may not indemnify our officers or directors in connection with a proceeding by or in our right, where the officer or director was adjudged liable to us, or in any other proceeding, where our officer or director are found to have derived an improper personal benefit.

         This provision limits our rights and the rights of our stockholders to recover monetary damages against a director for breach of the fiduciary duty of care except in the situations described above. This provision does not limit our rights or the rights of any stockholder to seek injunctive relief or rescission if a director breaches his duty of care. These provisions will not alter the liability of directors under federal securities laws. Our by-laws require us to indemnify directors and officers against, to the fullest extent permitted by law, liabilities which they may incur under the circumstances described above.

         Our articles of incorporation further provide for the indemnification of any and all persons who serve as our director, officer, employee or agent to the fullest extent permitted under Nevada law.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Sunwin pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

               CERTAIN RELATINSHIPS AND RELATED PARTY TRANSACTIONS

         From time to time during fiscal 2002 and fiscal 2003 a former officer provided various funds to us for working capital. At April 30, 2002 we owed that individual $17,810. This balance was paid in full during fiscal 2003.

         The minority shareholder of Qufu, which owns 20% of that company, is Shandong Shengwang Pharmaceutical Corporation Limited. Shandong Shengwang Pharmaceutical Corporation Limited is controlled by Shandong Shengwang Group Corporation, and our President and Chairman, Laiwang Zhang, is the control person, of both Shandong Shengwang Pharmaceutical Corporation Limited and Shandong Shengwang Group Corporation. In addition, the remaining members of our management have been employed by one of those two companies prior to or in conjunction with their duties at Qufu and our company.

     From time to time we advance funds to Shandong Shengwang Pharmaceutical Corporation, Limited and certain of its affiliated entities to effectuate the purchase of equipment and hiring of construction services for our company at advantageous prices through the buying power provided by Shandong Shengwang Pharmaceutical Corporation, Limited in connection with our building an additional manufacturing line. At April 30, 2004 Shandong Shengwang Pharmaceutical Corporation, Limited owed us $513,785. As of January 31, 2005, Shandong Shengwang Pharmaceutical Corporation, Limited owed us $1,153,452 for advances we made that corporation for the purchase of equipment and hiring of construction services on our behalf.

           In May 2005 we engaged China Direct Investments, Inc., which provides consulting and advisory services to assist us. Under the terms of this two-month agreement we issued China Direct Investments, Inc. warrants to purchase 500,000 shares of our common stock at an exercise price of $.15 per share as compensation for their services. Marc Siegel, a 7.6% shareholder of our company, is an officer, director and principal shareholder of China Direct Investments, Inc.


                             PRINCIPAL SHAREHOLDERS

         At May 17, 2005 we had 43,367,276 shares of common stock issued and outstanding. The following table sets forth information known to us as of May 17, 2005 relating to the beneficial ownership of shares of our common stock by:

       o each person who is known by us to be the beneficial owner of more than five percent of our outstanding common stock;
       o each director;
       o each executive officer; and
       o all executive officers and directors as a group.

         Unless otherwise indicated, the address of each beneficial owner in the table set forth below is care of 6 Youpeng Road, Qufu, Shandong, China. We believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock shown as being owned by them. Under securities laws, a person is considered to be the beneficial owner of securities owned by him (or certain persons whose ownership is attributed to him) and that can be acquired by him within 60 days from the that date, including upon the exercise of options, warrants or convertible securities. We determine a beneficial owner's percentage ownership by assuming that options, warrants or convertible securities that are held by him, but not those held by any other person, and which are exercisable within 60 days of the that date, have been exercised or converted. Except as otherwise required by SEC rules relating to beneficial ownership, the table does not give effect to the issuance of up to 15,500,000 shares upon exercise of warrants.


     Name and Address of                 Amount                 Percent
      Beneficial Owner            Beneficial Ownership         of Class

Laiwang Zhang                        9,592,302                   22.1%
Dongdong Lin                         0                            n/a
Chengxiang Yan                       0                            n/a
Fanjun Wu                            0                            n/a
All officers and directors
   as a group (five persons)         9,592,302                   22.1%
Baozhang Yuan (1)                    3,969,234                    9.2%
Lei Zhang (2)                        3,969,234                    9.2%
Xianfeng Kong                        3,969,234                    9.2%
Alpha Capital Aktiengellschaft (4)   8,750,000                   17.9%
Marc Siegel (5)                      3,440,000                    7.6%

*        represents less than 1%

(1) Mr. Yuan served as our CEO and a member of our board of directors from April 2004 until February 2005. Mr. Yuan's address is 6 Youpeng Road, Qufu, Shandong, China.

(2) Mr. Zhang served as our Secretary from April 2004 until February 2005. Mr. Zhang's address is 6 Youpeng Road, Qufu, Shandong, China.

(3) Mr. Kong served as our Treasurer and a member of our board of directors from April 2004 until December 2004. Ms. Kong's address is 6 Youpeng Road, Qufu, Shandong, China.

(4) Alpha Capital Aktiengellschaft owns 3,500,000 shares of our common stock and Class A Common Stock Purchase Warrants to purchase an additional 5,250,000 shares of our common stock at an exercise price of $0.15 per share. The resale of all of these shares, including the shares underlying the warrant, are covered by this prospectus. Alpha Capital Aktiengellschaft has agreed to limit the number of shares of our common stock acquired by the holder upon exercise of the warrants is limited to the extent necessary to ensure that following the exercise the total number of shares of our common stock beneficially owned by the holder at any one time does not exceed 4.99% of our issued and outstanding common stock subject to a waiver of this limitation by the holder upon 61 days notice to us. Until such time as its holdings are below this threshold or it waives this requirement, Alpha Capital Aktiengellschaft cannot exercise the warrant. Mr. Konrad Ackerman has voting and dispositive control over securities owned by Alpha Capital Aktiengellschaft. Alpha Capital Aktiengellschaft's address is Pradafant 7, 9490 Furstentums, Vaduz, Lichtenstein.

(5) Includes:

         * 850,000 shares of our common stock presently outstanding, 375,000 shares of our common stock issuable upon the exercise of Class A Common Stock Purchase Warrants that have an exercise price of $0.15 per share and 600,000 shares of our common stock issuable upon the exercise of outstanding common stock purchase warrants with an exercise price of $0.17 per share owned by Edge Capital Partners Ltd.,

         * 250,000 shares of our common stock presently outstanding, and 70,000 shares of our common stock issuable upon the exercise of Class A Common Stock Purchase Warrants with an exercise price of $0.15 per share which are owned by Marc Siegel IRA,

         * 500,000 shares of our common stock issuable upon the exercise of Class A Common Stock Purchase Warrants that have an exercise price of $0.15 per share owned by China Direct Investments, Inc.

         * 375,000 shares of our common stock issuable upon the exercise of Class A Common Stock Purchase Warrants that have an exercise price of $0.15 per share owned by Mr. Siegel, and

         *        420,000 shares of our common stock owned by Edge LLC.

         Mr. Siegel has voting and dispositive control over securities owned by each of Edge Capital Partners Ltd., Marc Siegel IRA, China Direct Investments and Edge LLC. The number of shares beneficially owned by Mr. Siegel excludes any securities owned by Alvin Siegel, Marc Siegel's father, or Progress Partners, Inc., a company controlled by Alvin Siegel. Please see footnotes 7 and 21 to the table appearing on pages 47 and 48 later in this prospectus under "Selling Security Holders." Mr. Siegel's address is 5301 N. Federal Highway, Suite 120, Boca Raton, FL 33487.

                            DESCRIPTION OF SECURITIES
General

         The following description of our capital stock and provisions of our Articles of Incorporation is a summary thereof and is qualified by reference to our Articles of Incorporation, copies of which may be obtained upon request. Our authorized capital consists of 200,000,000 shares of common stock, par value $.001 per share, and 1,000,000 shares of preferred stock, par value $.001 per share. As of May 17, 2005 43,367,276 shares of common stock and no shares of preferred stock were issued and outstanding.

Common Stock

         Holders of shares of common stock are entitled to share, on a ratable basis, such dividends as may be declared by the board of directors out of funds, legally available therefore. Upon our liquidation, dissolution or winding up, after payment to creditors, our assets will be divided pro rata on a per share basis among the holders of our common stock.

         Each share of common stock entitles the holders thereof to one vote. Holders of common stock do not have cumulative voting rights which means that the holders of more than 50% of the shares voting for the election of directors can elect all of the directors if they choose to do so, and, in such event, the holders of the remaining shares will not be able to elect any directors. Our By-Laws require that only a majority of our issued and outstanding shares need be represented to constitute a quorum and to transact business at a stockholders' meeting. Our common stock has no preemptive, subscription or conversion rights and is not redeemable by us.

Preferred Stock

         We are authorized to issue up to 1,000,000 shares of preferred stock having such designations, rights, preferences, powers and limitations as may be determined by the board of directors at the time of designation. Our board of directors, without further stockholder approval, may issue preferred stock in one or more series from time to time and fix or alter the designations, relative rights, priorities, preferences, qualifications, limitations and restrictions of the shares of each series. The rights, preferences, limitations and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and other matters. Our board of directors may authorize the issuance of preferred stock which ranks senior to our common stock for the payment of dividends and the distribution of assets on liquidation. In addition, our board of directors can fix limitations and restrictions, if any, upon the payment of dividends on our common stock to be effective while any shares of preferred stock are outstanding. The rights granted to the holders of any series of preferred stock could adversely affect the voting power of the holders of common stock and issuance of preferred stock may delay, defer or prevent a change in our control.

         No preferred stock has yet been designated or issued, and we have no plans to issue any preferred stock at this time or in the near future.

Common Stock Purchase Warrants

         Class A Common Stock Purchase Warrants

         In April and May 2005 we issued Class A Common Stock Purchase Warrants to purchase an aggregate of 14,000,000 shares of our common stock. The terms of these warrants provide:

         * they are exercisable for a period of five years at $0.15 per share,

         * following the date of this prospectus and providing that the holder can sell the shares underlying the warrants pursuant to this prospectus, the exercise price of the warrants is payable only in cash. Otherwise, the warrants may be exercised by the holder using the optional cashless exercise provision which permits the holder, rather than paying the exercise price in cash, the option of surrendering a number of warrants equal to the exercise price of the warrants being exercised,

         * the number of shares issuable upon the exercise and the exercise price per share are subject to adjustment in the event we issue additional shares of common stock as a dividend or other distribution or for stock splits or combinations,

         * the number of shares of our common stock and the exercise price of the warrant are also subject to adjustment in the event we issue additional shares of our common stock or any other securities which are convertible or exercisable into shares of our common stock at a per share price less than the exercise price of the warrant, other than in certain specific instances, in which event the exercise price of the warrant would be reset to the lower price, and

         * the holders contractually agreed to limit the exercise of the warrants so that upon the exercise the holder's beneficial ownership would not exceed 4.99% of our common stock outstanding at the time of exercise, subject to a waiver of this limitation by the holder upon 61 days notice to us, and

         * if we fail to maintain an effective registration statement of which this prospectus is a part for the time periods required by the subscription agreement, or if the holder is unable to exercise the warrant as a result of our failure to maintain an effective registration statement, upon written demand by the holder we are obligated to pay the holder a sum equal to the closing price of our common stock on the trading day immediately preceding the notice, less the original purchase price of $0.10 per share.

         Other Outstanding Common Stock Purchase Warrants

         In July 2004 we issued two year common stock purchase warrants to purchase an aggregate of 1,500,000 shares of our common stock with an exercise price of $0.167 per share. These warrants contain standard anti-dilution protection for the warrant holder in the event of stock splits, recapitalization or reorganization by us.

Transfer Agent and Registrar

     The transfer agent and registrar for our common stock is Colonial Stock Transfer Co., 66 Exchange Place, Salt Lake City, Utah 84111. Our transfer agent may be reached by telephone at 801-355-5740.

                            SELLING SECURITY HOLDERS

June 2004 Offering

         In July 2004, we sold 2.5 units to three accredited investors in a private transaction resulting in gross proceeds to us of $120,000. Each unit consisted of 600,000 shares of our common stock and two year common stock purchase warrants to purchase 600,000 shares of our common stock at an exercise price of $0.167 per share. This transaction resulted in the issuance of an aggregate of 1,500,000 shares of our common stock and warrants to purchase an additional 1,500,000 shares. A description of the terms of the warrants is contained earlier in this prospectus under "Description of Securities - Common Stock Purchase Warrants - Other Outstanding Common Stock Purchase Warrants" beginning on page 42.

         The shares and warrants were sold to a total of three investors, each of whom we had reasonable grounds to believe was an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act. Each investor was provided access to business and financial information about us and had such knowledge and experience in business and financial matters that they were able to evaluate the risks and merits of an investment in our company. Each certificate evidencing securities issued to the investors included a legend to the effect that the securities were not registered under the Securities Act and could not be resold absent registration or the availability of an applicable exemption from registration. No general solicitation or advertising was used in connection with the transactions.

         The issuance of the shares and warrants was exempt from the registration requirements of the Securities Act by reason of Section 4(2) of the Securities Act and the rules and regulations, including Regulation D thereunder, as transactions by an issuer not involving a public offering.

March 2005 Offering

         On April 12, 2005, we completed an $875,000 financing consisting of 8,750,000 shares of our common stock at $.10 per share, and Class A Common Stock Purchase Warrants to purchase an additional 13,125,000 shares. Each warrant entitles the holder to purchase one share of common stock for a period of five years, at an exercise price of $.15 per share, subject to adjustment. A description of the terms of the warrants is contained earlier in this prospectus under "Description of Securities - Common Stock Purchase Warrants - Class A Common Stock Purchase Warrants" beginning on page 41. The net proceeds from the transaction will be used for general working capital purposes.

         The shares and warrants were sold to a total of 12 investors, each of whom we had reasonable grounds to believe was an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act. Each investor was provided access to business and financial information about us and had such knowledge and experience in business and financial matters that they were able to evaluate the risks and merits of an investment in our company. Each certificate evidencing securities issued to the investors included a legend to the effect that the securities were not registered under the Securities Act and could not be resold absent registration or the availability of an applicable exemption from registration. No general solicitation or advertising was used in connection with the transactions. We paid unaffiliated finders a total of $87,500, in cash, and issued certain finders Class A Common Stock Purchase Warrants to purchase a total of 375,000 shares of common stock, exercisable at $.15 per share, subject to adjustment. One of the investors in the private offering received a finders fee and finders warrants. We also paid $15,000 in legal fees to the investors' counsel.

         The issuance of the shares and warrants was exempt from the registration requirements of the Securities Act by reason of Section 4(2) of the Securities Act and the rules and regulations, including Regulation D thereunder, as transactions by an issuer not involving a public offering.

         We agreed to file a registration statement covering the shares of common stock and the shares issuable upon exercise of the Class A Common Stock Purchase Warrants. This prospectus is part of that registration statement. In the event the registration statement was not filed by May 23, 2005 or does not become effective by October 5, 2005, we will be liable for the payment of liquidated damages in the amount of $18,000 per month, until the deficiency is cured. The transaction documents also provide for the payment of liquidated damages to the investors in certain events, including our failure to maintain an effective registration statement covering resale of the common stock or shares issuable upon exercise of the warrants, and our failure to deliver un-legended shares to the investors as and when required under the agreements. For the period ending on the earlier of 365 days from the date of this prospectus or until all of the shares purchased by the investors, including shares underlying the Class A Common Stock Purchase Warrants, have been resold or transferred by the investors either pursuant to this prospectus or under Rule 144 without regard to volume limitations, we have agreed not to file any additional registration statements, other than the registration statement of which this prospectus is a part, without the consent of the investors.

         For a period not to exceed one year from the date of this prospectus, we have granted the investors a one-year preferential right to participate in any proposed sale by us of our common stock on the same terms and conditions as are offered by a third party, other equity securities, obligations convertible or exercisable for equity securities or debt obligations except in connection with certain specified excepted issuance set forth as follows:

                  * full or partial consideration in connection with a strategic merger, consolidation or purchase of substantially all of the securities or assets of a corporation or other entity,

                  * our issuance of securities in connection with a strategic license agreement or other partnering agreement so long as the issuance is not for the purpose of raising capital,

                  * our issuance of common stock or the issuance or grant of options to purchase our common stock pursuant to stock option plans and employee stock purchase plans which presently exist or may be adopted which permit the issuance of up to 5,000,000 shares of our common stock, or

                  * the exercise of the Class A Common Stock Purchase Warrants.

         If we should issue any shares of our common stock, or securities convertible or exercisable into shares of our common stock at a price per common share or exercise price per common share which is less than $0.10 per share, or less than $0.15 per share in the instance of the Class A Common Stock Purchase Warrants, without the consent of the investors who continue to own shares or Class A Common Stock Purchase Warrants, we have agreed to issue the investors additional shares and/or warrants to protect against our future issuance of common stock or securities convertible into common stock at less than the $.10 per share purchase price of the common stock and/or $.15 per share exercise price of the warrants, respectively. We have also agreed to file a registration statement covering these additional shares of common stock within 45 days from the issuance date of the shares.


Selling Security Holders

         The following table sets forth:

         * the name of each selling security holder;

         * the number or shares of common stock beneficially owned by each selling security holder as of the date of this prospectus, giving effect to the exercise of the selling security holders' warrants; * the number of shares being offered by each selling security holder; and * the number of shares to be owned by each selling security holder following completion of this offering.

         Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities and includes any securities which the person has the right to acquire within 60 days through the conversion or exercise of options, warrants, promissory notes and any other security or other right. The information as to the number of shares of our common stock owned by each selling security holder is based upon our records and information provided by our transfer agent.

         We may amend or supplement this prospectus from time to time to update the disclosure set forth in the table. Because the selling security holders identified in the table may sell some or all of the shares owned by them which are included in this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, no estimate can be given as to the number of shares available for resale hereby that will be held by the selling security holders upon termination of the offering made hereby. We have therefore assumed, for the purposes of the following table, that the selling security holders will sell all of the shares owned by them that are being offered hereby, but will not sell any other shares of our common stock that they presently own. We do not believe that any of the selling security holders are broker-dealers or affiliated with broker-dealers.

         The shares of common stock being offered have been registered to permit public sales and the selling security holders may offer all or part of the shares for resale from time to time. All expenses of the registration of the common stock on behalf of the selling security holder are being borne by us. We will receive none of the proceeds of this offering.


                                    Number        Percentage        Shares      Shares to      Percentage
Name of Selling                    of shares      owned before      to be      be owned        owned after
Security Holder                     owned           offering       offered   after offering      offering
---------------                     -----           --------       -------   --------------      --------
Lake Street Fund, L.P. (1)           2,500,000        5.6%          2,500,000       0                n/a
Fred L. Astman (2)                   1,250,000        2.8%          1,250,000       0                n/a
George L. Williams I.R.A. (3)        1,250,000        2.8%          1,250,000       0                n/a
Monarch Capital Fund Ltd. (4)        2,500,000        5.6%          2,500,000       0                n/a
Richard J. Church (5)                2,599,196        5.8%          2,599,196       0                n/a
Edge Capital Partners Ltd. (6)       1,825,000        4.1%          1,825,000       0                n/a
Alvin Siegel (7)                       625,000        1.4%            625,000       0                n/a
Paul Prager (8)                        625,000        1.4%            625,000       0                n/a
Marc Siegel (9)                        625,000        1.4%            625,000       0                n/a
Sharon Standowski (10)                 625,000        1.4%            625,000       0                n/a
Osher Capital, Inc. (11)               737,500        1.7%            737,500       0                n/a
Alpha Capital Aktiengellschaft (12)  8,750,000       18.0%          8,750,000       0                n/a
Era Capital Management, Inc. (13)      595,000        1.3%            595,000       0                n/a
China Direct Investments (14)          500,000        1.1             500,000       0                n/a
CIIC Investment Banking
     Services Company
     (Shanghai), Limited (15)        1,000,002       2.3%           1,000,002       0                n/a
David Stein (16)                       130,002         *              130,002       0                n/a
Edge LLC (17)                          420,000         *              420,000       0                n/a
Genesis Technology Group, Inc. (18)  1,500,000       2.7%           1,500,000       0                n/a
Michael L. Mead  (19)                  275,806         *              275,806       0                n/a
Libra Finance, S.A. (20)                87,500         *               87,500       0                n/a
Progress Partners, Inc. (21)           750,000       1.7%             750,000       0                n/a
vFinance Investments, Inc. (22)         30,000         *               30,000       0                n/a
Yewen Xi (23)                        1,050,000       2.4%          1, 050,000       0                n/a

                                                                   30,250,006


*        represents less than 1%

(1) The number of shares owned and offered includes 1,000,000 shares of our common stock presently outstanding and 1,500,000 shares of our common stock issuable upon the exercise of our Class A Common Stock Purchase Warrants which have an exercise price of $0.15 per share. The number of shares of our common stock acquired by the holder upon exercise of the warrants is limited to the extent necessary to ensure that following the exercise the total number of shares of our common stock beneficially owned by the holder at any one time does not exceed 4.99% of our issued and outstanding common stock subject to a waiver of this limitation by the holder upon 61 days notice to us. Mr. Scott Hood has voting and dispositive control over securities owned by Lake Street Fund, L.P.

(2) The number of shares owned and offered includes 500,000 shares of our common stock presently outstanding and 750,000 shares of our common stock issuable upon the exercise of Class A Common Stock Purchase Warrants that have an exercise price of $0.15 per share. The number of shares of our common stock acquired by the holder upon exercise of the warrants is limited to the extent necessary to ensure that following the exercise the total number of shares of our common stock beneficially owned by the holder at any one time does not exceed 4.99% of our issued and outstanding common stock subject to a waiver of this limitation by the holder upon 61 days notice to us.

(3) The number of shares owned and offered includes 500,000 shares of our common stock presently outstanding and 750,000 shares of our common stock issuable upon the exercise of Class A Common Stock Purchase Warrants that have an exercise price of $0.15 per share. The number of shares of our common stock acquired by the holder upon exercise of the warrants is limited to the extent necessary to ensure that following the exercise the total number of shares of our common stock beneficially owned by the holder at any one time does not exceed 4.99% of our issued and outstanding common stock subject to a waiver of this limitation by the holder upon 61 days notice to us. Mr. George L. Williams has voting and dispositive control over securities owned by George L. Williams I.R.A.

(4) The number of shares owned and offered includes 1,000,000 shares of our common stock presently outstanding and 1,500,000 shares of our common stock issuable upon the exercise of Class A Common Stock Purchase Warrants that have an exercise price of $0.15 per share. The number of shares of our common stock acquired by the holder upon exercise of the warrants is limited to the extent necessary to ensure that following the exercise the total number of shares of our common stock beneficially owned by the holder at any one time does not exceed 4.99% of our issued and outstanding common stock subject to a waiver of this limitation by the holder upon 61 days notice to us. Solomon Eisenberg has voting and dispositive control over securities owned by Monarch Capital Fund Ltd.

(5) The number of shares owned and offered includes 1,474,196 shares of our common stock presently outstanding, of which 724,196 shares were received as compensation for business development and advisory services, and 1,125,000 shares of our common stock issuable upon the exercise of Class A Common Stock Purchase Warrants that have an exercise price of $0.15 per share. The number of shares of our common stock acquired by the holder upon exercise of the warrants is limited to the extent necessary to ensure that following the exercise the total number of shares of our common stock beneficially owned by the holder at any one time does not exceed 4.99% of our issued and outstanding common stock subject to a waiver of this limitation by the holder upon 61 days notice to us. Mr. Church served as an executive officer and director of our company from May 2000 until April 2004.

(6) The number of shares owned and offered includes 850,000 shares of our common stock presently outstanding, 375,000 shares of our common stock issuable upon the exercise of Class A Common Stock Purchase Warrants that have an exercise price of $0.15 per share and 600,000 shares of our common stock issuable upon the exercise of outstanding common stock purchase warrants with an exercise price of $0.167 per share. The number of shares of our common stock acquired by the holder upon exercise of the Class A Common Stock Purchase Warrants is limited to the extent necessary to ensure that following the exercise the total number of shares of our common stock beneficially owned by the holder at any one time does not exceed 4.99% of our issued and outstanding common stock subject to a waiver of this limitation by the holder upon 61 days notice to us. Mr. Marc Siegel has voting and dispositive control over securities owned by Edge Capital Partners Ltd. The number of shares beneficially owned by Edge Capital Partners Ltd. as disclosed in this footnote exclude any holdings of Mr. Siegel individually or the holdings of Marc Siegel IRA, China Direct Investments or Edge LLC, entities over which he holds voting and dispositive power. See footnotes 9, 14 and 17 to this table.

(7) The number of shares owned and offered includes 250,000 shares of our common stock presently outstanding and 375,000 shares of our common stock issuable upon the exercise of Class A Common Stock Purchase Warrants that have an exercise price of $0.15 per share. The number of shares of our common stock acquired by the holder upon exercise of the warrants is limited to the extent necessary to ensure that following the exercise the total number of shares of our common stock beneficially owned by the holder at any one time does not exceed 4.99% of our issued and outstanding common stock subject to a waiver of this limitation by the holder upon 61 days notice to us. The shares owned by Mr. Siegel excludes securities owned by Progress Partners, Inc. as disclosed in footnote 21 to this table.

(8) The number of shares owned and offered includes 250,000 shares of our common stock presently outstanding and 375,000 shares of our common stock issuable upon the exercise of Class A Common Stock Purchase Warrants that have an exercise price of $0.15 per share. The number of shares of our common stock acquired by the holder upon exercise of the warrants is limited to the extent necessary to ensure that following the exercise the total number of shares of our common stock beneficially owned by the holder at any one time does not exceed 4.99% of our issued and outstanding common stock subject to a waiver of this limitation by the holder upon 61 days notice to us.

(9) The number of shares owned and offered includes 250,000 shares of our common stock owned by Marc Siegel IRA which are presently outstanding, 375,000 shares of our common stock issuable upon the exercise of Class A Common Stock Purchase Warrants that have an exercise price of $0.15 per share The number of shares of our common stock acquired by the holder upon exercise of the warrants is limited to the extent necessary to ensure that following the exercise the total number of shares of our common stock beneficially owned by the holder at any one time does not exceed 4.99% of our issued and outstanding common stock subject to a waiver of this limitation by the holder upon 61 days notice to us. Mr. Siegel has voting and dispositive control over securities owned by Marc Siegel IRA. The number of shares beneficially owned by Marc Siegel IRA. as disclosed in this footnote exclude any holdings of Mr. Siegel individually or the holdings of Edge Capital Partners Ltd., China Direct Investments or Edge LLC, entities over which he holds voting and dispositive power. See footnotes 6, 14 and 17 to this table.

(10) The number of shares owned and offered includes 250,000 shares of our common stock presently outstanding and 375,000 shares of our common stock issuable upon the exercise of Class A Common Stock Purchase Warrants that have an exercise price of $0.15 per share. The number of shares of our common stock acquired by the holder upon exercise of the warrants is limited to the extent necessary to ensure that following the exercise the total number of shares of our common stock beneficially owned by the holder at any one time does not exceed 4.99% of our issued and outstanding common stock subject to a waiver of this limitation by the holder upon 61 days notice to us.

(11) The number of shares owned and offered includes 250,000 shares of our common stock presently outstanding and 487,500 shares of our common stock issuable upon the exercise of Class A Common Stock Purchase Warrants that have an exercise price of $0.15 per share. Osher Capital Inc. received 112,500 of these warrants as partial compensation for a finders' fee. The number of shares of our common stock acquired by the holder upon exercise of the warrants is limited to the extent necessary to ensure that following the exercise the total number of shares of our common stock beneficially owned by the holder at any one time does not exceed 4.99% of our issued and outstanding common stock subject to a waiver of this limitation by the holder upon 61 days notice to us. Mr. Yisroel Kluger has voting and dispositive control over securities owned by Osher Capital Inc.

(12) Alpha Capital Aktiengellschaft owns 3,500,000 shares of our common stock and Class A Common Stock Purchase Warrants to purchase an additional 5,250,000 shares of our common stock at an exercise price of $0.15 per share. The number of shares of our common stock acquired by the holder upon exercise of the warrants is limited to the extent necessary to ensure that following the exercise the total number of shares of our common stock beneficially owned by the holder at any one time does not exceed 4.99% of our issued and outstanding common stock subject to a waiver of this limitation by the holder upon 61 days notice to us. Mr. Konrad Ackerman has voting and dispositive control over securities owned by Alpha Capital Aktiengellschaft.

(13) The number of shares owned and offered includes 420,000 shares of our common stock presently outstanding, received as compensation for business development and advisory services, and 175,000 shares of our common stock issuable upon the exercise of Class A Common Stock Purchase Warrants that have an exercise price of $0.15 per share. Era Capital Management, Inc. received these warrants as partial compensation for a finders' fee. The number of shares of our common stock acquired by the holder upon exercise of the warrants is limited to the extent necessary to ensure that following the exercise the total number of shares of our common stock beneficially owned by the holder at any one time does not exceed 4.99% of our issued and outstanding common stock subject to a waiver of this limitation by the holder upon 61 days notice to us. Lei Li has voting and dispositive control over securities owned by Era Capital Management, Inc. Ms. Lei Li is the spouse of James Wang. Mr. Wang disclaims beneficial ownership of all such shares.

(14) The number of shares owned and offered includes 500,000 shares of our common stock issuable upon the exercise of Class A Common Stock Purchase Warrants that have an exercise price of $0.15 per share. China Direct Investments received these warrants as compensation under a consulting agreement for advisory services rendered or to be rendered for a two month period. Messrs. James Wang, David Stein and Marc Siegel have voting and dispositive control over securities owned by China Direct Investments. The number of shares owned beneficially by China Direct Investments as disclosed in this footnote excludes any holdings of Messrs. Wang, Stein or Siegel or other entities affiliated with them over which they have voting and dispositive control. Please see footnotes 6, 9, 13, 16 and 17 to this table. China Direct Investments is an advisor to our company. Please see "Management - U.S. Advisor" beginning on page 33 of this prospectus.

(15) The number of shares owned and offered includes 1,000,002 shares of our common stock which are presently outstanding and received in satisfaction of a debt due CIIC Investment Banking Services Company (Shanghai) Limited by our company. Professor Shan Ting Ting has voting and dispositive control over securities owned by CIIC Investment Banking Services Company (Shanghai) Limited. The shares beneficially owned by CIIC Investment Banking Services Company (Shanghai) Limited excludes any securities owned by Genesis Technology Group, Inc., a joint venture partner in this company. See footnote 18 to this table.

(16) The number of shares owned and offered includes 130,002 shares of our common stock which are presently outstanding and received as compensation for business development and advisory services. The number of shares owned beneficially by Mr. Stein as disclosed in this footnote excludes any securities owned by China Direct Investment, an entity over which he has voting and dispositive control. Please see footnote 14 to this table.

(17) The number of shares owned and offered includes 420,000 shares of our common stock which are presently outstanding and received as compensation for business development and advisory services. Mr. Marc Siegel has voting and dispositive control over securities owned by Edge LLC. The number of shares beneficially owned by Edge LLC as disclosed in this footnote exclude any holdings of Mr. Siegel individually or the holdings of Edge Capital Partners Ltd., China Direct Investments or Marc Siegel IRA, entities over which he holds voting and dispositive power. See footnotes 6, 9 and 14 to this table.

(18) The number of shares owned includes 900,000 shares of our common stock presently outstanding and 600,000 shares of our common stock underlying common stock purchase warrants exercisable at $0.167 per share. Mr. Gary Wolfson holds voting and dispositive power over securities held by Genesis Technology Group, Inc. The number of shares beneficially owned by Genesis Technology Group, Inc. excludes any securities owned by CIIC Investment Banking Services Company (Shanghai) Limited, a company of which Genesis Technology Group, Inc. is a joint venture partner. Please see footnote 15 to this table.

(19) The number of shares owned and offered includes 275,806 shares of our common stock which are presently outstanding and received as compensation for business development and advisory services. Mr. Mead served as an executive officer and director of our company from May 2000 until April 2004.

(20) The number of shares owned and offered includes 87,500 shares of our common stock issuable upon the exercise of Class A Common Stock Purchase Warrants. Pacific Rim Partners, Inc. received these warrants as partial compensation for a finder's fee. The number of shares of our common stock acquired by the holder upon exercise of the warrants is limited to the extent necessary to ensure that following the exercise the total number of shares of our common stock beneficially owned by the holder at any one time does not exceed 4.99% of our issued and outstanding common stock subject to a waiver of this limitation by the holder upon 61 days notice to us Seymour Braun has the voting and dispositive control over securities owned by Libra Finance. S.A.

(21) The number of shares owned and offered includes 750,000 shares of our common stock which are presently outstanding and received as compensation for business development and advisory services. Mr. Alvin Siegel holds voting and dispositive control over securities owned by Progress Partners, Inc. The securities owned beneficially by Progress Partners, Inc. excludes securities owned by Mr. Siegel individually. Please see footnote 7 above.

(22) The number of shares owned and offered includes 30,000 shares of our common stock which are presently outstanding and received as compensation for business development and advisory services. Leonard Sokolou has the voting and dispositive control over securities owned by vFinance Investments, Inc.

(23) The number of shares owned and offered includes 750,000 shares of our common stock which are presently outstanding, of which 450,000 shares were received as compensation for business development and advisory services, and 300,000 shares of our common stock underlying common stock purchase warrants with an exercise price of $0.167 per share.

         None of the selling security holders are broker-dealers or affiliates of broker-dealers, other than vFinance Investments, Inc., an investment banking firm which is a member of the NASD, and received the securities as compensation for business development and advisory services.

         None of these firms or individuals have any arrangement with any person to participate in the distribution of such securities. None of the selling security holders has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates, other than as described previously in this section.

                              PLAN OF DISTRIBUTION

         The selling security holders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling security holders may use any one or more of the following methods when selling shares:

    o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

    o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

    o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

    o an exchange distribution in accordance with the rules of the applicable exchange;

    o    privately negotiated transactions;

    o    settlement of short sales;

    o broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;

    o    a combination of any such methods of sale; and

    o    any other method permitted pursuant to applicable law.

         The selling security holders may also sell shares under Rule 144 under the Securities Act of 1933, if available, rather than under this prospectus. Broker-dealers engaged by the selling security holders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling security holders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Broker-dealers may agree to sell a specified number of such shares at a stipulated price per share, and, to the extent such broker-dealer is unable to do so acting as agent for us or a selling stockholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, in the over-the-counter markets or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions. In connection with such resales, broker-dealers may pay to or receive from the purchasers of such shares, commissions as described above. In the event that shares are resold to any broker-dealer, as principal, who is acting as an underwriter, we will file a post-effective amendment to the registration statement of which this prospectus forms a part, identifying the broker-dealer(s), providing required information relating to the plan of distribution and filing any agreement(s) with such broker-dealer(s) as an exhibit. The involvement of a broker-dealer as an underwriter in the offering will require prior clearance of the terms of underwriting compensation and arrangements from the Corporate Finance Department of the National Association of Securities Dealers, Inc.

         The selling security holders may, from time to time, pledge or grant a security interest in some or all of the shares or common stock or warrants owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424 (b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling security holders to include the pledgee, transferee or other successors-in-interest as selling security holders under this prospectus.

         The selling security holders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.

         The selling security holders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933. The selling security holders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.

         We are required to pay all fees and expenses incident to the registration of the shares. We have agreed to indemnify the selling security holders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933.

                         SHARES ELIGIBLE FOR FUTURE SALE

         As of May 17, 2005, we had 43,367,276 shares of common stock issued and outstanding. Of the issued and outstanding shares, approximately 33,117,276 shares of our common stock (21,920,004 of which are owned by our officers, directors and principal stockholders) have been held for in excess of one year and will be available for public resale pursuant to Rule 144 promulgated under the Securities Act commencing 90 days following the date of this prospectus. As of the date of this prospectus, the 14,750,006 shares being offered by selling security holders can be publicly transferred. Not included in the foregoing are 15,500,000 shares issuable on exercise of outstanding warrants. They may be resold by their holders as long as they are covered by a current registration statement or under an available exemption from registration.

           In general, Rule 144 permits a shareholder who has owned restricted shares for at least one year, to sell without registration, within a three month period, up to one percent of our then outstanding common stock. We must be current in our reporting obligations in order for a shareholder to sell shares under Rule 144. In addition, shareholders other than our officers, directors or 5% or greater shareholders who have owned their shares for at least two years may sell them without volume limitation or the need for our reports to be current.

         We cannot predict the effect, if any, that market sales of common stock or the availability of these shares for sale will have on the market price of the shares from time to time. Nevertheless, the possibility that substantial amounts of common stock may be sold in the public market could adversely affect market prices for the common stock and could damage our ability to raise capital through the sale of our equity securities.

                                  LEGAL MATTERS

         The legality of the securities offered by this prospectus will be passed upon for us by Schneider Weinberger & Beilly LLP, Boca Raton, Florida.


                                     EXPERTS

         Our financial statements as of and for the years ended April 30, 2004 and 2003 included in this prospectus has been audited by Sherb & Co. LLP, independent registered public accounting firm, as indicated in their report with respect thereto, and have been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

         We have filed with the SEC the registration statement on Form SB-2 under the Securities Act for the common stock offered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information in the registration statement and the exhibits filed with it, portions of which have been omitted as permitted by SEC rules and regulations. For further information concerning us and the securities offered by this prospectus, we refer to the registration statement and to the exhibits filed with it. Statements contained in this prospectus as to the content of any contract or other document referred to are not necessarily complete. In each instance, we refer you to the copy of the contracts and/or other documents filed as exhibits to the registration statement, and these statements are qualified in their entirety by reference to the contract or document.

         The registration statement, including all exhibits, and other materials we file with the SEC, may be inspected without charge at the SEC's Public Reference Room at 450 Fifth Street, N.W. Washington, D.C. 20549. Copies of these materials may also be obtained from the SEC's Public Reference at 450 Fifth Street, N.W., Room 1024, Washington D.C. 20549, upon the payment of prescribed fees. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

         We file annual and special reports and other information with the SEC. Certain of our SEC filings are available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities:

                  Public Reference Room Office
                  450 Fifth Street, N.W.
                  Room 1024
                  Washington, D.C. 20549

         You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Callers in the United States can also call 1-800-732-0330 for further information on the operations of the public reference facilities.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Sunwin International Neutraceuticals, Inc. (Formerly Network USA, Inc.) Shandong, China


          We have audited the accompanying consolidated balance sheet of Sunwin International Neutraceuticals, Inc. (Formerly Network USA, Inc.) as of April 30, 2004, and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended April 30, 2004 and 2003. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

          We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amount and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

          In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Sunwin International Neutraceuticals, Inc. (Formerly Network USA, Inc.) as of April 30, 2004, and the results of their operations and their cash flows for the years ended April 30, 2004 and 2003, in conformity with accounting principles generally accepted in the United States of America.


                                            /s/Sherb & Co., LLP
                                          Certified Public Accountants

New York, New York
August 31, 2004

            SUNWIN INTERNATIONAL NEUTACEUTICALS, INC. AND SUBSIDIARIES
                           (FORMERLY NETWORK USA, INC.)
                            CONSOLIDATED BALANCE SHEET
                                  April 30, 2004




                                      ASSETS
CURRENT ASSETS:
    Cash                                                                                  $     543,078
    Accounts receivable (net of allowance for doubtful accounts of $1,576,899)                2,623,036
    Inventories (net of allowance for obsolete inventory of $61,366)                          3,877,217
    Due from related parties                                                                    513,785
    Prepaid expenses and other                                                                  580,530
                                                                                          -------------

        Total Current Assets                                                                  8,137,646
                                                                                          -------------

PROPERTY AND EQUIPMENT - Net                                                                  2,071,914
                                                                                          -------------

OTHER ASSETS:
   Other assets                                                                                  12,077
                                                                                          -------------
        Total Other Assets                                                                       12,077
                                                                                          -------------

        Total Assets                                                                      $  10,221,637
                                                                                          =============

                       LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
    Loans payable                                                                         $   1,353,235
    Accounts payable and accrued expenses                                                     2,259,715
    Advances from customers                                                                   1,030,376
                                                                                          -------------

        Total Current Liabilities                                                             4,643,326

OTHER PAYABLES                                                                                  130,290
                                                                                          -------------

        Total Liabilities                                                                     4,773,616
                                                                                          -------------

MINORITY INTEREST                                                                             1,655,066
                                                                                          -------------

STOCKHOLDERS' EQUITY:
    Preferred stock ($.001 Par Value;1,000,000 Shares Authorized;
        no shares issued and outstanding)                                                             -
    Common stock ($.001 Par Value; 200,000,000 Shares Authorized;
        31,617,276 shares issued and outstanding)                                                31,617
    Additional paid-in capital                                                                  313,383
    Retained earnings                                                                         3,547,955
    Less: Deferred compensation                                                                (100,000)
                                                                                          -------------

        Total Stockholders' Equity                                                            3,792,955
                                                                                          -------------

        Total Liabilities and Stockholders' Equity                                        $  10,221,637
                                                                                          =============

                  See notes to consolidated financial statements

                                      F-2


           SUNWIN INTERNATIONAL NEUTACEUTICALS, INC. AND SUBSIDIARIES
                          (FORMERLY NETWORK USA, INC.)
                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                                 For the Years Ended April 30,
                                                                             -----------------------------------------
                                                                                    2004                  2003
                                                                             -------------------   -------------------
NET REVENUES                                                                       $ 10,887,670           $ 8,104,074

COST OF SALES                                                                         7,749,821             5,467,886
                                                                             -------------------   -------------------

GROSS PROFIT                                                                          3,137,849             2,636,188
                                                                             -------------------   -------------------

OPERATING EXPENSES:
     Non-cash compensation                                                              112,500                     -
     Selling expenses                                                                 1,007,466               857,655
     General and administrative                                                       1,044,139               461,233
                                                                             -------------------   -------------------

        Total Operating Expenses                                                      2,164,105             1,318,888
                                                                             -------------------   -------------------

INCOME FROM OPERATIONS                                                                  973,744             1,317,300

OTHER INCOME (EXPENSE):
     Other income                                                                        48,349                 3,985
     Interest expense, net                                                              (59,228)             (104,468)
                                                                             -------------------   -------------------

        Total Other Income (Expense)                                                    (10,879)             (100,483)
                                                                             -------------------   -------------------

INCOME BEFORE INCOME TAXES                                                              962,865             1,216,817

INCOME TAXES                                                                           (352,713)             (414,801)
                                                                             -------------------   -------------------

INCOME BEFORE MINORITY INTEREST                                                         610,152               802,016

MINORITY INTEREST IN INCOME OF SUBSIDIARY                                              (144,842)             (165,673)
                                                                             -------------------   -------------------

NET INCOME                                                                            $ 465,310             $ 636,343
                                                                             ===================   ===================

NET INCOME PER COMMON SHARE - BASIC AND DILUTED:
      Net income per common share                                                        $ 0.03                $ 0.04
                                                                             ===================   ===================

     Weighted Common Shares Outstanding - basic and diluted                          17,040,051            17,000,004
                                                                             ===================   ===================



            See notes to consolidated financial statements

           SUNWIN INTERNATIONAL NEUTACEUTICALS, INC. AND SUBSIDIARIES
                          (FORMERLY NETWORK USA, INC.)
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                   For the Years Ended April 30, 2004 and 2003



                                    Common Stock, $.001 Par Value
                                  -------------------------------     Additional                                          Total
                                       Number of                        Paid-in        Retained          Deferred      Stockholders'
                                       Shares           Amount          Capital        Earnings        Compensation       Equity
                                --------------------------------  --------------  ----------------  ----------------  --------------

Balance, April 30, 2002                17,000,004       $ 17,000       $ 15,500       $ 2,541,302            $ -        $ 2,573,802

Net income for the year                         -              -              -           636,343              -            636,343
                                --------------------------------  --------------   ---------------   ---------------  --------------


Balance, April 30, 2003               17,000,004          17,000         15,500         3,177,645              -          3,210,145

Issuance of common stock pursuant
 to share exchange agreement          11,492,268          11,492        (11,492)          (95,000)             -            (95,000)

Common stock issued for debt           1,000,002           1,000         99,000                 -              -            100,000

Common stock issued for services       2,125,002           2,125        210,375                 -       (100,000)           112,500

Net income for the year                        -               -              -           465,310              -            465,310
                                --------------------------------  --------------   ---------------   ---------------  --------------


Balance, April 30, 2004               31,617,276        $ 31,617      $ 313,383       $ 3,547,955     $ (100,000)       $ 3,792,955
                                ================================  ==============   ==============    ===============  ==============


                 See notes to consolidated financial statements

           SUNWIN INTERNATIONAL NEUTACEUTICALS, INC. AND SUBSIDIARIES
                          (FORMERLY NETWORK USA, INC.)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                            Years Ended April 30,
                                                                                   ----------------------------------------
                                                                                         2004                  2003
                                                                                   ------------------    ------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net Income                                                                             $ 465,310             $ 636,343
    Adjustments to reconcile net income to net cash provided by operating activities:
       Depreciation and amortization                                                         510,667               193,924
       Stock-based compensation                                                              112,500                     -
       Minority interest                                                                     144,841               165,673
       Allowance for doubtful accounts                                                        18,700                18,171
    Changes in assets and liabilities:
       Accounts receivable                                                                  (473,547)             (790,486)
       Inventories                                                                           276,089              (669,777)
       Prepaid and other current assets                                                       29,239                23,790
       Due from related parties                                                             (271,091)             (202,991)
       Other assets                                                                          (12,077)               17,536
       Accounts payable and accrued expenses                                                (154,834)              295,110
       Advances to customers                                                                 307,760               716,299
                                                                                   ------------------    ------------------

NET CASH PROVIDED BY OPERATING ACTIVITIES                                                    953,557               403,592
                                                                                   ------------------    ------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Investment related to acquisition                                                        (95,000)                    -
    Capital expenditures                                                                    (602,639)             (481,934)
                                                                                   ------------------    ------------------

NET CASH FLOWS USED IN INVESTING ACTIVITIES                                                 (697,639)             (481,934)
                                                                                   ------------------    ------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from loans payable                                                            1,184,300               791,063
    Payments on loans payable                                                             (1,045,690)             (723,333)
                                                                                   ------------------    ------------------

NET CASH FLOWS PROVIDED BY FINANCING ACTIVITIES                                              138,610                67,730
                                                                                   ------------------    ------------------

NET INCREASE (DECREASE) IN CASH                                                              394,528               (10,612)

CASH  - beginning of year                                                                    148,550               159,162
                                                                                   ------------------    ------------------

CASH - end of year                                                                         $ 543,078             $ 148,550
                                                                                   ==================    ==================

SUPPLEMENTAL DISCLOSURE OF CASH FLOW  INFORMATION:
          Common stock issued for debt                                                     $ 100,000                   $ -
                                                                                   ==================    ==================


                 See notes to consolidated financial statements.

           SUNWIN INTERNATIONAL NEUTRACEUTICALS, INC. AND SUBSIDIARIES
                          (FORMERLY NETWORK USA, INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             April 30, 2004 and 2003

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
             POLICIES

The Company

Sunwin International Neutraceuticals, Inc. (the "Company") was incorporated on August 27, 1987 in the State of Nevada as Network USA, Inc. (Network). The Company does not have any substantive operations of its own and substantially all of its primary business operations are conducted through its 80%-owned subsidiary, Qufu Natural Green Engineering Company Limited and its subsidiaries ("Qufu").

On April 30, 2004, under a Share Exchange Agreement, the Company issued 17,000,004 shares of the Company's common stock for the acquisition of all of the outstanding capital stock of Sunwin Tech Group, Inc., ("Sunwin") a Florida corporation, from its four shareholders: Baozhong Yuan, Laiwang Zhang, Xianfeng Kong and Lei Zhang. For financial accounting purposes, the exchange of stock was treated as a recapitalization of Sunwin with the former shareholders of the Company retaining 11,492,268 or approximately 36.3% of the outstanding stock. The consolidated financials statements reflect the change in the capital structure of the Company due to the recapitalization and the consolidated financial statements reflect the operations of the Company and its subsidiaries for the periods presented.

In connection with the transaction, Sunwin purchased 4,500,000 shares of the common stock of Network USA owned by the former principal shareholders of Network for $175,000, and, at the closing, Sunwin distributed the 4,500,000 shares to Baozhong Yuan, Laiwang Zhang, Xianfeng Kong and Lei Zhang, pro-rata to their ownership of Sunwin immediately prior to the closing.

Effective July 27, 2004 Network changed its name to Sunwin International Neutraceuticals, Inc. The Company filed an amendment to its Articles of Incorporation on July 12, 2004 to change its name, and to increase the number of shares of common stock it is authorized to issue to 200,000,000 shares, $.001 par value per share.

Also, effective July 27, 2004, the Company effected a six for one (6:1) forward stock split of its issued and outstanding common stock. Each stockholder of record at the close of business on July 27, 2004 will receive five additional shares of common stock for each share of common stock held. All share and per-shares information has been restated to reflect this forward stock split.

On January 26, 2004, effective February 1, 2004, the Company entered into a Stock Purchase Agreement with Shandong Shengwang Pharmaceutical Group Corporation ("Shandong"), a 90% shareholder of Qufu and its subsidiaries. Qufu is a Chinese limited liability company with principal offices in Qufu City, Shandong, China. Qufu was founded in July 1999 and was re-registered in January 2004 in order to change its capital structure. Under this agreement, Shandong exchanged 80% of the issued and outstanding capital stock of Qufu in exchange for 100% of the issued and outstanding capital stock of Sunwin Tech Group, Inc. ("Sunwin") with a fair market value of $95,000. The Stock Purchase Agreement has been accounted for as a reverse acquisition under the purchase method for business combinations. Accordingly, the combination of the two companies is recorded as a recapitalization of Qufu, pursuant to which Sunwin is treated as the continuing entity.

           SUNWIN INTERNATIONAL NEUTRACEUTICALS, INC. AND SUBSIDIARIES
                          (FORMERLY NETWORK USA, INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             April 30, 2004 and 2003


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
             POLICIES (Continued)

The Company (Continued)

The Company has an 80% ownership in Qufu Natural Green Engineering Company, Limited ("Qufu"), a company organized under the laws of the Peoples Republic of China. Qufu is engaged in the areas of essential traditional Chinese medicine, 100 percent organic herbal medicine, nutraceutical products, natural sweetener (beet sugar), and animal medicine prepared from 100% organic herbal ingredients.

Basis of presentation

The consolidated statements include the accounts of Sunwin International Neutraceuticals, Inc and its wholly and partially-owned subsidiaries. All significant inter-company balances and transactions have been eliminated.

Cash and cash equivalents

For purposes of the consolidated statements of cash flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less and money market accounts to be cash equivalents.

Inventories

Inventories, consisting of raw materials and finished goods related to the Company's products are stated at the lower of cost or market utilizing the first-in, first-out method.

Fair value of financial instruments

The carrying amounts reported in the balance sheet for cash and cash equivalents, accounts receivable, accounts payable and accrued expenses, loans and amounts due from related parties approximate their fair market value based on the short-term maturity of these instruments.

Income taxes

The Company files federal and state income tax returns in the United States for its domestic operations, and files separate foreign tax returns for the Company's Chinese subsidiaries. Income taxes are accounted for under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns.

           SUNWIN INTERNATIONAL NEUTRACEUTICALS, INC. AND SUBSIDIARIES
                          (FORMERLY NETWORK USA, INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             April 30, 2004 and 2003


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
             POLICIES (Continued)

Income (Loss) per Share

Net income (loss) per common share for the years ended April 30, 2004 and 2003 is based upon the weighted average common shares and dilutive common stock equivalents outstanding during the year as defined by Statement of Financial Accounting Standards, Number 128 "Earnings Per Share." As of April 30, 2004 and 2003, there were no outstanding common stock equivalents.

Property and Equipment

Property and equipment are stated at cost. Depreciation and amortization are provided using the straight-line method over the estimated economic lives of the assets, which are from five to ten years. Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

Foreign currency translation

Transactions and balances originally denominated in U.S. dollars are presented at their original amounts. Transactions and balances in other currencies are converted into U.S. dollars in accordance with Statement of Financial Accounting Standards (SFAS) No. 52, "Foreign Currency Translation," and are included in determining net income or loss.

For foreign operations with the local currency as the functional currency, assets and liabilities are translated from the local currencies into U.S. dollars at the exchange rate prevailing at the balance sheet date. Revenues and expenses are translated at weighted average exchange rates for the period to approximate translation at the exchange rates prevailing at the dates those elements are recognized in the financial statements. Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining comprehensive loss.

The functional and reporting currency is the U.S. dollar. The functional currency of the Company's Chinese subsidiary, Qufu, is the local currency. The financial statements of the subsidiaries are translated into United States dollars using year-end rates of exchange for assets and liabilities, and average rates of exchange for the period for revenues, costs, and expenses. Net gains and losses resulting from foreign exchange transactions are included in the consolidated statements of operations and were not material during the periods presented because the Chinese dollar (RMB) fluctuates with the United States dollar. The cumulative translation adjustment and effect of exchange rate changes on cash at April 30, 2004 and 2003 was not material

           SUNWIN INTERNATIONAL NEUTRACEUTICALS, INC. AND SUBSIDIARIES
                          (FORMERLY NETWORK USA, INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             April 30, 2004 and 2003


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
              POLICIES (Continued)

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Comprehensive loss

The Company uses Statement of Financial Accounting Standards No. 130 (SFAS 130) "Reporting Comprehensive Income". Comprehensive income is comprised of net loss and all changes to the statements of stockholders' equity, except those due to investments by stockholders', changes in paid-in capital and distributions to stockholders.

Concentration of Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and trade accounts receivable. The Company places its cash with high credit quality financial institutions. Almost all of the Company's sales are credit sales which are primarily to customers whose ability to pay is dependent upon the industry economics prevailing in these areas; however, concentrations of credit risk with respect to trade accounts receivables is limited due to generally short payment terms. The Company also performs ongoing credit evaluations of its customers to help further reduce credit risk.

Stock based compensation

The Company accounts for stock options issued to employees in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. As such, compensation cost is measured on the date of grant as the excess of the current market price of the underlying stock over the exercise price. Such compensation amounts, if any, are amortized over the respective vesting periods of the option grant. The Company adopted the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation" and SFAS 148, "Accounting for Stock-Based Compensation -Transition and Disclosure", which permits entities to provide pro forma net income (loss) and pro forma earnings (loss) per share disclosures for employee stock option grants as if the fair-valued based method defined in SFAS No. 123 had been applied. The Company accounts for stock options and stock issued to non-employees for goods or services in accordance with the fair value method of SFAS 123.

           SUNWIN INTERNATIONAL NEUTRACEUTICALS, INC. AND SUBSIDIARIES
                          (FORMERLY NETWORK USA, INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             April 30, 2004 and 2003


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
             POLICIES (Continued)

Research and development

Research and development costs are expensed as incurred.

Revenue recognition

The Company follows the guidance of the Securities and Exchange Commission's Staff Accounting Bulletin 104 for revenue recognition. In general, the Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured. The following policies reflect specific criteria for the various revenues streams of the Company:

The Company's revenues from the sale of products are recorded when the goods are shipped, title passes, and collectibility is reasonably assured.

Advertising

Advertising is expensed as incurred. Advertising expenses for the years ended April 30, 2004 and 2003 totaled approximately $150,203 and $43,534, respectively.

Minority Interest

Under generally accepted accounting principles when losses applicable to the minority interest in a subsidiary exceed the minority interest in the equity capital of the subsidiary, the excess is not charged to the majority interest since there is no obligation of the minority interest to make good on such losses. The Company, therefore, has included losses applicable to the minority interest against its interest since the minority owners have no obligation to make good on the losses. If future earnings do materialize, the Company shall be credited to the extent of such losses previously absorbed.

Shipping and costs

Shipping costs are included in selling and marketing expenses and totaled $194,430 and $50,879 for the years ended April 30, 2004 and 2003, respectively.

           SUNWIN INTERNATIONAL NEUTRACEUTICALS, INC. AND SUBSIDIARIES
                          (FORMERLY NETWORK USA, INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             April 30, 2004 and 2003


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
             POLICIES (Continued)

Recent accounting pronouncements

In January 2003, the FASB issued Interpretation No. 46 ("FIN 46"), "Consolidation of Variable Interest Entities." FIN 46 requires that if an entity has a controlling financial interest in a variable interest entity, the assets, liabilities and results of activities of the variable interest entity should be included in the consolidated financial statements of the entity. FIN 46 requires that its provisions are effective immediately for all arrangements entered into after January 31, 2003. The Company does not have any variable interest entities created after January 31, 2003. For those arrangements entered into prior to January 31, 2003, the FIN 46 provisions are required to be adopted at the beginning of the first interim or annual period beginning after June 15, 2003. The Company has not identified any variable interest entities to date and will continue to evaluate whether it has variable interest entities that will have a significant impact on its consolidated balance sheet and results of operations.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity." This statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. This statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective for the first interim period beginning after June 15, 2003, with certain exceptions. The adoption of SFAS No. 150 did not have a significant impact on our consolidated financial position or results of operations.

NOTE 2 - INVENTORIES

At April 30, 2004, inventories consisted of the following:


         Raw materials                   $  2,028,547

         Finished goods                     1,848,670
                                         --------------

                                         $  3,877,217
                                        ==============

           SUNWIN INTERNATIONAL NEUTRACEUTICALS, INC. AND SUBSIDIARIES
                          (FORMERLY NETWORK USA, INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             April 30, 2004 and 2003

                        NOTE 3 - PROPERTY AND EQUIPMENT

At April 30, 2004, property and equipment consisted of the following:

                                        Estimated Life
         Office Furniture                 7 Years        $      1,990
         Computer Equipment               5 Years               8,878
         Auto and Truck                  10 Years               3,805
         Manufacturing Equipment          7 Years           2,908,428
         Building                        20 Years             578,126
         Office Equipment                 5 Years              33,729
                                                         --------------
                                                            3,534,956
         Less: Accumulated Depreciation                    (1,463,042)
                                                         --------------

                                                         $  2,071,914
                                                         ==============

For the years ended April 30, 2004 and 2003, depreciation expense amounted to $510,6672 and $193,924, respectively.

NOTE 4 - RELATED PARTY TRANSACTIONS

Due from related parties

The consolidated financial statements include balances and transactions with related parties. At April 30, 2004, the Company had a receivable from Shengwang and its affiliated entities of $513,785.

NOTE 5 - ACQUISITIONS

On January 26, 2004, effective February 1, 2004, the Company entered into a Stock Purchase Agreement with Shandong Shengwang Pharmaceutical Group Corporation ("Shandong"), a 90% shareholder of Qufu Natural Green Engineering Company Limited and its subsidiaries ("Qufu"). Qufu is a Chinese limited liability company with principal offices in Qufu City, Shandong, China. Under this agreement, Shandong exchanged 80% of the issued and outstanding capital stock of Qufu in exchange for 100% of the issued and outstanding capital stock of Sunwin Tech Group, Inc. with a fair market value of $95,000. The Company accounted for this acquisition using the purchase method of accounting.

The Stock Purchase Agreement has been accounted for as a reverse acquisition under the purchase method for business combinations. Accordingly, the combination of the two companies is recorded as a recapitalization of Qufu, pursuant to which Sunwin is treated as the continuing entity.

           SUNWIN INTERNATIONAL NEUTRACEUTICALS, INC. AND SUBSIDIARIES
                          (FORMERLY NETWORK USA, INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             April 30, 2004 and 2003



NOTE 6 - LOANS PAYABLE
Loans payable consisted of the following at April 30, 2004:

Note to Bank of China dated February 8, 2004, due in monthly                              $     246,377
installments through February 8, 2005.  Interest rate at 6.03%. Secured by equipment

Note to Qufu City Credit Union dated May 10, 2003, due in monthly installments on November 9, 2004.  Interest rate at 6.34%. Secured by
equipment                                                                                        12,077

Note to Qufu City Department of Treasury dated December 28, 2003, due
on June 28, 2004.  Interest rate at 5.58%. Secured by equipment                                 103,876

Note to various employees payable on demand through August 2004.
Interest rate at 5.58%. Secured by equipment and inventory. 38,647

Note to CICB dated March 10, 2004, due in monthly installments through March
2005. Interest rate at 5.58%. Secured by equipment and inventory.
                                                                                                 36,578
Note to Bank of China dated July 16, 2003, due on July 15, 2004. Interest rate at 6.675%. Secured by equipment and inventory.
                                                                                                331,380
Note to various individuals payable on demand through December 2004. Interest rate between 9%-10%.
                                                                                                 45,894
Note to Bank of China dated October 16, 2003, due on October 15, 2004. Interest rate at 6.90%. Secured by equipment and inventory.
                                                                                                178,744

Note payable to individual, non-interest bearing, payable on demand, unsecured. 100,000

Note payable to individual, non-interest bearing, payable on demand, unsecured. 259,662
                                                                               ------------------------
   Total                                                                                   $ 1,353,235
                                                                               =========================

           SUNWIN INTERNATIONAL NEUTRACEUTICALS, INC. AND SUBSIDIARIES
                          (FORMERLY NETWORK USA, INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             April 30, 2004 and 2003


NOTE 7 - INCOME TAXES

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" "SFAS 109". SFAS 109 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carryforwards. SFAS 109 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. The Company's subsidiaries in China are governed by the Income Tax Law of the People's Republic of China concerning Foreign Investment Enterprises and Foreign Enterprises and local income tax laws (the "PRC Income Tax Law"). Pursuant to the PRC Income Tax Law, wholly-owned foreign enterprises are subject to tax at a statutory rate of 33% (30% state income tax plus 3% local income tax).

The Company has a minimal net operating loss carryforward for tax purposes at April 30, 2004 expiring through the year 2024. Internal Revenue Code Section 382 places a limitation on the amount of taxable income that can be offset by carryforwards after a change in control (generally greater than a 50% change in ownership).

The table below summarizes the differences between the Company's effective tax rate and the statutory federal rate as follows for years ended April 30, 2004 and 2003:

                                           2004                       2003
                                     -----------------    ----------------------
  Computed "expected" tax expense         34.0 %                     34.0 %
  State income taxes                       5.0 %                      5.0 %
  Other permanent differences            (35.0)%                    (35.0)%
  Foreign income taxes                     7.0 %                     34.0 %
                                     -----------------    ----------------------
  Effective tax rate                      37.0 %                     34.0 %
                                     =================    ======================

NOTE 8 - STOCKHOLDERS' EQUITY

Preferred stock

The Company is authorized to issue 1,000,000 shares of Preferred Stock, par value $.001, with such designations, rights and preferences as may be determined from time to time by the Board of Directors.

Common Stock

On July 27, 2004, the Company's board of directors approved a 6 for 1 forward stock split. All per share data included in the accompanying consolidated financial statement have been adjusted retroactively to reflect the forward split.

           SUNWIN INTERNATIONAL NEUTRACEUTICALS, INC. AND SUBSIDIARIES
                          (FORMERLY NETWORK USA, INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             April 30, 2004 and 2003

NOTE 8 - STOCKHOLDERS' EQUITY (continued)

On April 30, 2004, the Company issued 1,000,002 shares of common stock for debt. The Company valued these shares at the quoted trading price on the date of grant of $0.10 per common share. In connection with these shares, the Company reduces a loan payable by $100,000.

On April 30, 2004, the Company granted 2,125,002 shares of common stock to consultants for business development and marketing services. The Company valued these shares at the quoted trading price on the date of grant of $0.10 per common share. In connection with these shares, the Company recorded consulting expense of $112,500 and deferred consulting expense of $100,000, which will be amortized into consulting expense over the term of the contract.

NOTE 9 - COMMITMENTS

Operating Leases

The Company leases office and manufacturing space under leases In Shandong, China that expire through xxxx. Future minimum rental payments required under these operating leases are as follows:

              Period Ended April 30, 2005                       $  21,739
              Period Ended April 30, 2006                       $  21,739
              Period Ended April 30, 2007                       $  21,739
              Period Ended April 30, 2007                       $  21,739
              Period Ended April 30, 2007                       $  21,739
              Thereafter                                        $ 108,695

Rent expense for the years ended April 30, 2004 and 2003 amounted to $29,167 and $25,845, respectively.

NOTE 10 - LEGAL PROCEEDINGS
The Company is not a party to any pending legal proceeding. No federal, state or local governmental agency is presently contemplating any proceeding against the Company. No director, executive officer or affiliate of the Company or owner of record or beneficially of more than five percent of the Company's common stock is a party adverse to the company or has a material interest adverse to the Company in any proceeding.
NOTE 11 - CHINA CONTRIBUTION PLAN AND PROFIT APPROPRIATION

The Company's subsidiaries in China participate in a government-mandated multi-employer defined contribution plan pursuant to which certain retirement, medical and other welfare benefits are provided to employees. Chinese labor regulations require the Company's subsidiaries to pay to the local labor bureau a monthly contribution at a stated contribution rate based on the monthly basic compensation of qualified employees. The relevant local labor bureau is responsible for meeting all retirement benefit obligations; the Company has no further commitments beyond its monthly contribution.

           SUNWIN INTERNATIONAL NEUTRACEUTICALS, INC. AND SUBSIDIARIES
                          (FORMERLY NETWORK USA, INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             April 30, 2004 and 2003


 NOTE 11 - CHINA CONTRIBUTION PLAN AND PROFIT APPROPRIATION (continued)

Pursuant to the laws applicable to China's Foreign Investment Enterprises, each of the Company's subsidiaries in China must make appropriations from its after-tax profit to non-distributable reserve funds as determined by the Board of Directors. These reserve funds include a (i) general reserve, (ii) enterprise expansion fund and (iii) staff bonus and welfare fund. The general reserve fund requires annual appropriations of 10% of after-tax profit (as determined under PRC GAAP) until these reserves equal 50% of the amount of paid-in capital; the other fund appropriations are at the Company's discretion. At April 30, 2004, Qufu has made an appropriation of approximately $587,054 to the general reserve fund which, upon certain regulatory approvals, can be used to increase Qufu's PRC GAAP capital.

NOTE 12 - OPERATING RISK

(a) Country risk

Currently, the Company's revenues are mainly derived from sale of herbs, beet sugar and veterinary products in the Peoples Republic of China (PRC). The Company hopes to expand its operations to countries outside the PRC, however, such expansion has not been commenced and there are no assurances that the Company will be able to achieve such an expansion successfully. Therefore, a downturn or stagnation in the economic environment of the PRC could have a material adverse effect on the Company's financial condition.

(b) Products risk

In addition to competing with other companies, the Company could have to compete with larger US companies who have greater funds available for expansion, marketing, research and development and the ability to attract more qualified personnel if access is allowed into the PRC market. If US companies do gain access to the PRC markets, they may be able to offer products at a lower price. There can be no assurance that the Company will remain competitive should this occur.

(c) Exchange risk

The Company can not guarantee that the current exchange rate will remain steady, therefore there is a possibility that the Company could post the same amount of profit for two comparable periods and because of a fluctuating exchange rate actually post higher or lower profit depending on exchange rate of Chinese Remnibi converted to US dollars on that date. The exchange rate could fluctuate depending on changes in the political and economic environments without notice.

           SUNWIN INTERNATIONAL NEUTRACEUTICALS, INC. AND SUBSIDIARIES
                          (FORMERLY NETWORK USA, INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             April 30, 2004 and 2003

NOTE 12 - OPERATING RISK (continued)

(d) Political risk

Currently, PRC is in a period of growth and is openly promoting business development in order to bring more business into PRC. Additionally PRC allows a Chinese corporation to be owned by a United States corporation. If the laws or regulations are changed by the PRC government, the Company's ability to operate the PRC subsidiaries could be affected.

(e) Key personnel risk

The Company's future success depends on the continued services of executive management in China. The loss of any of their services would be detrimental to the Company and could have an adverse effect on business development. The Company does not currently maintain key-man insurance on their lives. Future success is also dependent on the ability to identify, hire, train and retain other qualified managerial and other employees. Competition for these individuals is intense and increasing.

(f) Performance of subsidiaries risk

Currently, a majority of the Company's revenues are derived via the operations of the subsidiaries. Economic, governmental, political, industry and internal company factors outside of the Company's control affect each of the subsidiaries. If the subsidiaries do not succeed, the value of the assets and the price of our common stock could decline. Some of the material risks relating to the partner companies include the fact that three of the subsidiaries are located in China and have specific risks associated with that and the intensifying competition for the Company's products and services and those of the subsidiaries

NOTE 13 - SUBSEQUENT EVENTS

On May 1, 2004, the Company entered into three one-year consulting agreements with third party consultants for business development services. In connection with these consulting agreements, the Company granted an aggregate of 1,500,000 shares of common stock. In connection with these shares, the Company recorded deferred consulting expense of $150,000, which will be amortized into consulting expense over the term of the contract.

           SUNWIN INTERNATIONAL NEUTRACEUTICALS, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                January 31, 2005
                                   (Unaudited)




                                             ASSETS

CURRENT ASSETS:
    Cash                                                            $    670,506
    Accounts receivable (net of allowance for doubtful
    accounts of $1,583,704)                                            2,236,974
    Inventories (net of allowance for obsolete inventory
    of $183,419)                                                       2,324,669
    Due from related parties                                           1,153,452
    Prepaid expenses and other                                         1,058,022
                                                                    ------------
        Total Current Assets                                           7,443,623

PROPERTY AND EQUIPMENT - Net                                           2,747,961
                                                                    ------------
        Total Assets                                                $ 10,191,584
                                                                    ============

                              LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
    Loans payable                                                  $     593,006
    Accounts payable and accrued expenses                              1,950,927
    Income taxes payable                                                 391,187
    Advances from customers                                              790,560
                                                                    ------------

        Total Current Liabilities                                      3,725,680

OTHER PAYABLES                                                           130,290
                                                                    ------------

        Total Liabilities                                              3,855,970
                                                                    ------------

MINORITY INTEREST                                                      1,813,083
                                                                    ------------

STOCKHOLDERS' EQUITY:
    Preferred stock ($.001 Par Value;1,000,000 Shares Authorized;
        no shares issued and outstanding)                                      -
    Common stock ($.001 Par Value; 200,000,000 Shares Authorized;
        34,617,276 shares issued and outstanding)                         34,617
    Additional paid-in capital                                           586,872
    Retained earnings                                                  3,901,042
                                                                    ------------

        Total Stockholders' Equity                                     4,522,531
                                                                    ------------


        Total Liabilities and Stockholders' Equity                  $ 10,191,584
                                                                    ============

            See notes to unaudited consolidated financial statements

           SUNWIN INTERNATIONAL NEUTRACEUTICALS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)




                                                                For the Three Months            For the Nine Months
                                                                  Ended January 31,               Ended January 31,
                                                           --------------------------------  ---------------------------------
                                                                2005             2004             2005             2004
                                                           ---------------  ---------------  ---------------  ----------------
NET REVENUES                                                  $ 2,705,396      $ 2,502,636      $ 9,163,681       $ 7,720,279

COST OF SALES                                                   1,768,743        1,719,781        6,276,338         5,229,339
                                                           ---------------  ---------------  ---------------  ----------------

GROSS PROFIT                                                      936,653          782,855        2,887,343         2,490,940
                                                           ---------------  ---------------  ---------------  ----------------

OPERATING EXPENSES:
     Non-cash compensation                                         45,000                -          220,000                 -
     Selling expenses                                             289,655          209,236          987,267           712,830
     General and administrative                                   233,401          164,284          749,099           445,667
                                                           ---------------  ---------------  ---------------  ----------------

        Total Operating Expenses                                  568,056          373,520        1,956,366         1,158,497
                                                           ---------------  ---------------  ---------------  ----------------

INCOME FROM OPERATIONS                                            368,597          409,335          930,977         1,332,443

OTHER INCOME (EXPENSE):
     Other income (expense)                                          (551)            (169)          24,881              (221)
     Interest expense, net                                        (24,455)          (8,607)         (55,608)          (54,492)
                                                           ---------------  ---------------  ---------------  ----------------

        Total Other Income (Expense)                              (25,006)          (8,776)         (30,727)          (54,713)
                                                           ---------------  ---------------  ---------------  ----------------

INCOME BEFORE INCOME TAXES                                        343,591          400,559          900,250         1,277,730

INCOME TAXES                                                      (89,244)        (132,185)        (389,146)         (421,651)
                                                           ---------------  ---------------  ---------------  ----------------

INCOME BEFORE MINORITY INTEREST                                   254,347          268,374          511,104           856,079

MINORITY INTEREST IN INCOME OF SUBSIDIARY                         (60,649)         (53,675)        (158,017)         (171,216)
                                                           ---------------  ---------------  ---------------  ----------------

NET INCOME                                                    $   193,698      $   214,699      $   353,087       $   684,863
                                                           ===============  ===============  ===============  ================

NET INCOME PER COMMON SHARE - BASIC AND DILUTED:
      Net income per common share - basic and diluted         $      0.01      $      0.01      $      0.01       $      0.04
                                                           ===============  ===============  ===============  ================

     Weighted Common Shares Outstanding - basic and diluted    34,617,276       17,000,004       34,198,798        17,000,004
                                                           ===============  ===============  ===============  ================



            See notes to unaudited consolidated financial statements
                                       F-19

           SUNWIN INTERNATIONAL NEUTRACEUTICALS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)


                                                                                             For the Nine Months
                                                                                               Ended January 31,
                                                                                     ---------------------------------------
                                                                                            2005                2004
                                                                                     ------------------- -------------------

CASH FLOWS FROM OPERATING ACTIVITIES:
    Net Income                                                                           $      353,087       $     684,863
    Adjustments to reconcile net income to net cash provided by operating activities:
       Depreciation and amortization                                                            168,895             179,386
       Stock-based compensation                                                                 250,000                   -
       Minority interest                                                                        158,017             171,215
       Allowance for doubtful accounts                                                           (8,782)                  -
    Changes in assets and liabilities:
       Accounts receivable                                                                      394,844            (179,867)
       Inventories                                                                            1,552,548            (121,379)
       Prepaid and other current assets                                                        (477,492)             28,916
       Due from related parties                                                                (639,667)            (69,635)
       Other assets                                                                              12,077                   -
       Accounts payable and accrued expenses                                                   (302,299)            333,939
       Income taxes payable                                                                     391,187              72,956
       Advances to customers                                                                   (239,816)            117,947
                                                                                     ------------------- -------------------

NET CASH PROVIDED BY OPERATING ACTIVITIES                                                     1,612,599           1,218,341
                                                                                     ------------------- -------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Capital expenditures                                                                       (844,942)           (883,553)
                                                                                     ------------------- -------------------

NET CASH FLOWS USED IN INVESTING ACTIVITIES                                                    (844,942)           (883,553)
                                                                                     ------------------- -------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from sale of common stock                                                          120,000                   -
    Payments on loans payable                                                                  (760,229)           (301,329)
                                                                                     ------------------- -------------------

NET CASH FLOWS USED IN FINANCING ACTIVITIES                                                    (640,229)           (301,329)
                                                                                     ------------------- -------------------

NET INCREASE IN CASH                                                                            127,428              33,459

CASH  - beginning of year                                                                       543,078             148,550
                                                                                     ------------------- -------------------

CASH - end of period                                                                     $      670,506       $     182,009
                                                                                     =================== ===================


SUPPLEMENTAL DISCLOSURE OF CASH FLOW  INFORMATION:
          Common stock issued for deferred compensation                                   $     150,000       $           -
                                                                                     =================== ===================



            See notes to unaudited consolidated financial statements.

           SUNWIN INTERNATIONAL NEUTRACEUTICALS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                JANUARY 31, 2005
                                   (UNAUDITED)


NOTE 1 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT
                  ACCOUNTING POLICIES

The Company

Sunwin International Neutraceuticals, Inc. (the "Company") was incorporated on August 27, 1987 in the State of Nevada as Network USA, Inc. (Network). The Company does not have any substantive operations of its own and substantially all of its primary business operations are conducted through its 80%-owned subsidiary, Qufu Natural Green Engineering Company Limited and its subsidiaries ("Qufu"), a company organized under the laws of the Peoples Republic of China. Qufu is engaged in the areas of traditional Chinese medicine, 100 percent organic herbal medicine, nutraceutical products, natural sweetener (beet sugar), and animal medicine prepared from 100% organic herbal ingredients.

On January 26, 2004, effective February 1, 2004, Sunwin Tech Group, Inc. a Florida corporation that is now a wholly-owned subsidiary of the Company ("Sunwin Tech") entered into a Stock Purchase Agreement with Shandong Shengwang Pharmaceutical Group Corporation ("Shandong"), a 90% shareholder of Qufu and its subsidiaries. Qufu is a Chinese limited liability company with principal offices in Qufu City, Shandong, China. Qufu was founded in July 1999 and was re-registered in January 2004 in order to change its capital structure. Under this agreement, Shandong exchanged 80% of the issued and outstanding capital stock of Qufu in exchange for 100% of the issued and outstanding capital stock of Sunwin Tech with a fair market value of $95,000. The Stock Purchase Agreement has been accounted for as a reverse acquisition under the purchase method for business combinations. Accordingly, the combination of the two companies is recorded as a recapitalization of Qufu, pursuant to which Sunwin is treated as the continuing entity.

On April 30, 2004, under a Share Exchange Agreement, the Company issued 17,000,004 shares of the Company's common stock for the acquisition of all of the outstanding capital stock of Sunwin Tech from its four shareholders:
Baozhong Yuan, Laiwang Zhang, Xianfeng Kong and Lei Zhang. For financial accounting purposes, the exchange of stock was treated as a recapitalization of Sunwin Tech with the former shareholders of the Company retaining 11,492,268 or approximately 36.3% of the outstanding stock. The consolidated financial statements reflect the change in the capital structure of the Company due to the recapitalization and the consolidated financial statements reflect the operations of the Company and its subsidiaries for the periods presented.

In connection with the Share Exchange Agreement, Sunwin Tech purchased 4,500,000 shares of the common stock of Network owned by the former principal shareholders of Network for $175,000, and, at the closing, Sunwin distributed the 4,500,000 shares to Baozhong Yuan, Laiwang Zhang, Xianfeng Kong and Lei Zhang, pro-rata to their ownership of Sunwin Tech immediately prior to the closing.

           SUNWIN INTERNATIONAL NEUTRACEUTICALS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                JANUARY 31, 2005
                                   (UNAUDITED)


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
             POLICIES (Continued)

The Company (Continued)

The Company filed an amendment to its Articles of Incorporation on July 12, 2004 to change its name, and to increase the number of shares of common stock it is authorized to issue to 200,000,000 shares, $.001 par value per share.

Also, effective July 27, 2004, the Company effected a six for one (6:1) forward stock split of its issued and outstanding common stock. Each stockholder of record at the close of business on July 27, 2004 received five additional shares of common stock for each share of common stock held. All share and per-share information has been restated to reflect this forward stock split.

The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). The accompanying consolidated financial statements for the interim periods are unaudited and reflect all adjustments (consisting only of normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of the financial position and operating results for the periods presented. The consolidated financial statements include the accounts of the Company and its wholly and partially owned subsidiaries. All significant intercompany accounts and transactions have been eliminated. These consolidated financial statements should be read in conjunction with the financial statements for the year ended April 30, 2004 and notes thereto contained on Form 10-KSB of the Company as filed with the Securities and Exchange Commission. The results of operations for the nine months ended January 31, 2005 are not necessarily indicative of the results for the full fiscal year ending April 30, 2005.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

           SUNWIN INTERNATIONAL NEUTRACEUTICALS, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                                JANUARY 31, 2005
                                   (UNAUDITED)


NOTE 1 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Net income (loss) per share

Net income (loss) per common share for the nine months ended January 31, 2005 and 2004 is based upon the weighted average common shares and dilutive common stock equivalents outstanding during the year as defined by Statement of Financial Accounting Standards, Number 128 "Earnings Per Share."

Inventories

Inventories, consisting of raw materials and finished goods related to the Company's products are stated at the lower of cost or market utilizing the first-in, first-out method.

Foreign currency translation

Transactions and balances originally denominated in U.S. dollars are presented at their original amounts. Transactions and balances in other currencies are converted into U.S. dollars in accordance with Statement of Financial Accounting Standards (SFAS) No. 52, "Foreign Currency Translation," and are included in determining net income or loss.

For foreign operations with the local currency as the functional currency, assets and liabilities are translated from the local currencies into U.S. dollars at the exchange rate prevailing at the balance sheet date. Revenues and expenses are translated at weighted average exchange rates for the period to approximate translation at the exchange rates prevailing at the dates those elements are recognized in the financial statements. Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining comprehensive loss.

The reporting currency is the U.S. dollar. The functional currency of the Company's Chinese subsidiary, Qufu, is the local currency. The financial statements of the subsidiaries are translated into United States dollars using year-end rates of exchange for assets and liabilities, and average rates of exchange for the period for revenues, costs, and expenses. Net gains and losses resulting from foreign exchange transactions are included in the consolidated statements of operations and were not material during the periods presented because the Chinese dollar (RMB) fluctuates with the United States dollar. The cumulative translation adjustment and effect of exchange rate changes on cash at January 31, 2005 was not material

           SUNWIN INTERNATIONAL NEUTRACEUTICALS, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                                JANUARY 31, 2005
                                   (UNAUDITED)


NOTE 1 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Stock-based compensation

The Company accounts for stock options issued to employees in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. As such, compensation cost is measured on the date of grant as the excess of the current market price of the underlying stock over the exercise price. Such compensation amounts, if any, are amortized over the respective vesting periods of the option grant. The Company adopted the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation" and SFAS 148, "Accounting for Stock-Based Compensation -Transition and Disclosure", which permits entities to provide pro forma net income (loss) and pro forma earnings (loss) per share disclosures for employee stock option grants as if the fair-valued based method defined in SFAS No. 123 had been applied. The Company accounts for stock options and stock issued to non-employees for goods or services in accordance with the fair value method of SFAS 123.

Revenue recognition

The Company follows the guidance of the Securities and Exchange Commission's Staff Accounting Bulletin 104 for revenue recognition. In general, the Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured. The following policies reflect specific criteria for the various revenues streams of the Company:

The Company's revenues from the sale of products are recorded when the goods are shipped, title passes, and collectibility is reasonably assured.

NOTE 2 - INVENTORIES

At January 31, 2005, inventories consisted of the following:


         Raw materials            $      1,586,367

         Finished goods                    738,302
                                     --------------

                                  $      2,324,669
                                     ==============

           SUNWIN INTERNATIONAL NEUTRACEUTICALS, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                                JANUARY 31, 2005
                                   (UNAUDITED)

NOTE 3 - RELATED PARTY TRANSACTIONS

Due from related parties

The consolidated financial statements include balances and transactions with related parties. At January 31, 2005, the Company had a receivable from Shengwang and its affiliated entities of $1,153,452. The receivable is payable on demand

NOTE 4 - STOCKHOLDERS EQUITY

Common Stock

On May 1, 2004, the Company entered into three one-year consulting agreements with third party consultants for business development services and for management services relating to the payment of professionals for legal and accounting services. In connection with these consulting agreements, the Company granted an aggregate of 1,500,000 shares of common stock. The Company valued these shares at the quoted trading price on the date of grant of $0.10 per common share. For the nine months ended January 31, 2005, in connection with these shares, the Company recorded stock-based consulting expense of $120,000 and professional fees of $30,000.

On July 27, 2004, the Company's board of directors approved a 6 for 1 forward stock split. All per share data included in the accompanying consolidated financial statement have been adjusted retroactively to reflect the forward split.

In July 2004, the Company sold 2.5 units to three accredited investors in a private transaction exempt from registration under the Securities Act of 1933 in reliance on an exemption available under Regulation D. Each unit consists of 600,000 shares of our common stock and two-year common stock warrants to purchase 600,000 shares of our common stock at an exercise price of $0.167 per share. As of July 15, 2004, the Company issued 1,500,000 shares of common stock and granted 1,500,000 warrants for net proceeds of $120,000.

NOTE 5 - OPERATING RISK

(a) Country risk

Currently, the Company's revenues are mainly derived from sale of herbs, beet sugar and veterinary products in the Peoples Republic of China (PRC). The Company hopes to expand its operations to countries outside the PRC, however, such expansion has not been commenced and there are no assurances that the Company will be able to achieve such an expansion successfully. Therefore, a downturn or stagnation in the economic environment of the PRC, or other factors affecting the political, economic or social conditions in the PRC could have a material adverse effect on the Company's financial condition.

           SUNWIN INTERNATIONAL NEUTRACEUTICALS, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                                JANUARY 31, 2005
                                   (UNAUDITED)

NOTE 5 - OPERATING RISK (continued)

(b) Products risk

In addition to competing with other companies, the Company could have to compete with larger US companies who have greater funds available for expansion, marketing, research and development and the ability to attract more qualified personnel if access is allowed into the PRC market. If US companies do gain access to the PRC markets, they may be able to offer products at a lower price. There can be no assurance that the Company will remain competitive should this occur.

(c) Exchange risk

The Company cannot guarantee that the current exchange rate will remain steady, therefore there is a possibility that the Company could post the same amount of profit or loss for two comparable periods and because of a fluctuating exchange rate actually post higher or lower profit or loss depending on exchange rate of Chinese Remnibi converted to US dollars on that date. The exchange rate could fluctuate depending on changes in the political and economic environments without notice.

(d) Political risk

Currently, PRC is in a period of growth and is openly promoting business development in order to bring more business into PRC. Additionally PRC allows a Chinese corporation to be owned by a United States corporation. If the laws or regulations are changed by the PRC government, the Company's ability to operate the PRC subsidiaries could be affected.

(e) Key personnel risk
The Company's future success depends on the continued services of executive management in China. The loss of any of their services would be detrimental to the Company and could have an adverse effect on business development. Moreover, the Company is dependent upon a consultant who has been engaged to act as the Company's representative in the United States and who is primarily responsible for serving as the United States liaison with the Company's legal and accounting professionals. The Company does not currently maintain key-man insurance on their lives. Future success is also dependent on the ability to identify, hire, train and retain other qualified managerial and other employees and consultants. Competition for these individuals is intense and increasing.

(f) Performance of subsidiaries' risk
Currently, a majority of the Company's revenues are derived via the operations of the subsidiaries. Economic, governmental, political, industry and internal company factors outside of the Company's control affect each of the subsidiaries. If the subsidiaries do not succeed, the value of the assets and the price of our common stock could decline. Some of the material risks relating to the partner companies include the fact that three of the subsidiaries are located in China and have specific risks associated with that and the intensifying competition for the Company's products and services and those of the subsidiaries.

No dealer, sales representative or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the company or any of the underwriters. This prospectus does not constitute an offer of any securities other than those to which it relates or an offer to sell, or a solicitation of any offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that the information set forth herein is correct as of any time subsequent to the date hereof.

Until _________, 2005 (45 days after the date of this prospectus), all dealers that effect transactions these securities, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


                                TABLE OF CONTENTS


                                                Page

Prospectus Summary..........................
Risk Factors................................             30,250,006 SHARES
Use of Proceeds.............................            SUNWIN INTERNATIONAL
Market for Common Stock                                 NEUTRACEUTICALS, INC.
   and Dividend Policy......................
Forward-Looking Statements..................
Management's Discussion and
  Analysis or Plan of Operation.............
Business....................................
Management..................................             PROSPECTUS
Executive Compensation......................
Certain Transactions........................
Principal Shareholders......................
Description of Securities...................
Selling Security Holders....................
Plan of Distribution........................
Shares Eligible for Future Sale.............           ________________, 2005
Legal Matters...............................
Experts.....................................
Additional Information......................
Financial Statements........................ F-1

                                    PART TWO

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Nevada Revised Statutes allows us to indemnify each of our officers and directors who are made a party to a proceeding if:

         (a) the officer or director conducted himself or herself in good faith;

         (b) his or her conduct was in our best interests, or if the conduct was not in an official capacity, that the conduct was not opposed to our best interests; and

        (c) in the case of a criminal proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful. We may not indemnify our officers or directors in connection with a proceeding by or in our right, where the officer or director was adjudged liable to us, or in any other proceeding, where our officer or director are found to have derived an improper personal benefit.

         Our by-laws require us to indemnify directors and officers against, to the fullest extent permitted by law, liabilities which they may incur under the circumstances described above.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the registrant has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as express in the act and is therefore unenforceable.

     ITEM 25.  OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION.

     The  estimated   expenses  in  connection  with  the  distribution  of  the securities being registered, all of which are payable by Sunwin, are as follows:

SEC Registration and Filing Fee.............................................$523
Legal Fees and Expenses*..................................................25,000
Accounting Fees and Expenses*.............................................10,000
Financial Printing*........................................................5,000
Transfer Agent Fees*.......................................................1,000
Blue Sky Fees and Expenses*................................................2,500
Miscellaneous*............................................................     _

          TOTAL..........................................................$44,023
                                                                        =======

* Estimated

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

         Following are all issuances of securities by the small business issuer during the past three years which were not registered under the Securities Act of 1933, as amended (the "Securities Act"). In each of these issuances the recipient represented that he was acquiring the shares for investment purposes only, and not with a view towards distribution or resale except in compliance with applicable securities laws. The recipients had access to business and financial information concerning our company. No general solicitation or advertising was used in connection with any transaction, and the certificate evidencing the securities that were issued contained a legend restricting their transferability absent registration under the Securities Act or the availability of an applicable exemption therefrom. Unless specifically set forth below, no underwriter participated in the transaction and no commissions were paid in connection with the transactions.

         In April 2002, we acquired 20% of One Genesis, Inc., a privately-held Texas real estate corporation, from one of our then principal stockholders in exchange for 4,333,332 shares of our common stock.

         Effective on April 30, 2004, we acquired 100% of the issued and outstanding shares of Sunwin Tech from its shareholders, in exchange for approximately 17,000,000 shares of our common stock which resulted in a change of control of our company. In connection with the transaction, Sunwin Tech purchased 4,500,000 shares of our common stock owned by our former principal shareholders, and, at the closing, Sunwin Tech distributed the 4,500,000 shares to Messrs. Baozhong Yuan, Xianfeng Kong and Lei Zhang (former officers and directors) and Laiwang Zhang, pro-rata to their ownership of Sunwin Tech immediately prior to the closing. The securities were issued in reliance on an exemption from registration provided by Section 4(2) of the Securities Act.

         On April 30, 2004 we issued 1,000,002 shares of our common stock to an unaffiliated third party in satisfaction of $100,000 due that party by our company. We valued these shares at $0.10 per share. The securities were issued in reliance on an exemption from registration provided by Section 4(2) of the Securities Act.

         On April 30, 2004 we also issued an aggregate of 2,125,002 shares of our common stock to eight individuals and entities as compensation for business development and advisory services under agreements for services rendered or to be rendered for a six month period. We valued these shares at $0.10 per share, resulting in consulting expense of $112,500 for fiscal 2004 and deferred consulting expense of $100,000. These issuances included 709,680 shares issued to Mr. Richard J. Church and 290,322 shares issued to Mr. Michael L. Mead, former officers and directors of our company. The securities were issued in reliance on an exemption from registration provided by Section 4(2) and Regulation D of the Securities Act.

         On May 1, 2004 we issued an aggregate of 1,500,000 shares of our common stock to two companies and one individual as compensation under one year consulting agreements. Included in these issuances were 300,000 shares of our common stock issued to Genesis Technology Group, Inc. as compensation for their services to us as an advisor to our company, which services were terminated December 2004. The securities were issued in reliance on an exemption from registration provided by Section 4(2) of the Securities Act. We valued these shares at $150,000.

         In July 2004, we sold 2.5 units to three accredited investors in a private transaction exempt from registration under the Securities Act of 1933 in reliance on an exemption available under Section 4(2) and Regulation D of the Securities Act. Each unit consists of 600,000 shares of our common stock and two year common stock purchase warrants to purchase 600,000 shares of our common stock at an exercise price of $0.167 per share. This transaction resulted in the issuance of an aggregate of 1,500,000 shares of our common stock and warrants to purchase an additional 1,500,000 shares. We received gross proceeds of $120,000.

         In April 2005, we sold 8,750,000 shares of our common stock at $.10 per share, and issued five year common stock purchase warrants to purchase an additional 13,125,000 shares at an exercise price of $0.15 per share to 12 accredited investors in a private transaction exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of the Securities Act and the rules and regulations, including Regulation D thereunder, as transactions by an issuer not involving a public offering. We paid unaffiliated finders a total of $87,500, in cash, and issued certain finders five-year warrants to purchase a total of 375,000 shares of common stock, exercisable at $.15 per share, subject to adjustment. The net proceeds from the transaction will be used for general working capital purposes.

         In May 2005, we issued five-year warrants to purchase 500,000 shares of our common stock, at an exercise price of $.15 per share, to China Direct Investments, Inc. as compensation under a consulting agreement for advisory services rendered or to be rendered for a two month period. We valued these shares at $39,221. The securities were issued in reliance on an exemption from registration provided by Section 4(2) of the Securities Act.

ITEM 27.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit No                          Description of Document
-----------                         -----------------------

3.1               Articles of Incorporation (1)
3.2               Certificate of Amendment to Articles of Incorporation (2)
3.3               By-Laws (1)
4.1               Form of Class A Common Stock Purchase Warrant *
4.2               Form of $0.167 common stock purchase warrant*
5.1               Opinion of Schneider Weinberger & Beilly LLP **
10.1 Share Exchange Agreement dated April 30, 2004 between Network USA, Inc. and the shareholders of Sunwin Tech Group,
                  Inc. (3) 10.2 Lease for principal offices (4)
10.3              Consulting Agreement with Genesis Technology Group, Inc. (4)
10.4              Form of Stevia rebaudiana Planting Agreement (4)
10.5 Stock Purchase Agreement between Sunwin Tech Group, Inc., Qufu Natural Green Engineering Company, Limited and
                  Shandong Shengwang Pharmaceutical Group Corporation (4)
10.6              2005 Equity Compensation Plan (5)
10.7              Form of Subscription Agreement *
10.8              Consulting Agreement with China Direct Investments, Inc.*
14.1              Code of Ethics *
23.1              Consent of Sherb & Co. LLP *
23.2              Consent of Schneider Weinberger & Beilly LLP (included in
                  Exhibit 5.1)**

----------------------------------
*          filed herewith
**       to be filed by amendment

(1) Incorporated by reference to the Form 10-KSB for the fiscal year ended April 30, 2000

(2) Incorporated by reference to the Form 8-K/A as filed with the SEC on July 30, 2004.

(3) Incorporated by reference to the Report on Form 8-K as filed with the SEC on May 12, 2004.

(4) Incorporated by reference to the Annual Report on Form 10-KSB for the fiscal year ended April 30, 2004.

(5) Incorporated by reference to the Report on Form 8-K as filed with the SEC on April 28, 2005.

ITEM 28.  UNDERTAKINGS

The undersigned Registrant also undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission (the "Commission") such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or preceding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Qufu, Shandong, China on May 26, 2005.

                   SUNWIN INTERNATIONAL NEUTRACEUTICALS, INC.

                                        By:      /s/ Dongdong Lin
                                                     Dongdong Lin,
                                                     Principal Executive Officer

                                        By:      /s/ Fanjun Wu
                                                     Fanjun Wu,
                                                     Chief Financial Officer

         Pursuant to the requirements of the Securities Act of 1933, this amendment to Form SB-2 registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                TITLE                               DATE
---------                -----                               ----

/s/ Laiwang Zhang     President and  Chairman            May 26, 2005
-----------------
Laiwang Zhang

/s/ Dongdong Lin     CEO, principal executive officer,   May 26, 2005
----------------     Secretary and director
Dongdong Lin


/s/ Fanjun Wu        Chief Financial Officer and         May 26, 2005
-------------        principal accounting officer
Fanjun Wu

/s/ Chengxiang Yan   Director                            May 26, 2005
---------------
Chengxiang Yan